                                                                     Exhibit 1.0




                           ASSET PURCHASE AGREEMENT

                             Dated August 10, 1995

                                 by and among

                         CONTINENTAL H2O SERVICE, INC.
                        d/b/a INTERLAKE WATER SYSTEMS,
                           U.S. FILTER/IONPURE, INC.

                                      and

                            FLORENCE E. STOCKDALE,
                           JAMES TIMOTHY STOCKDALE,
                           WILLIAM E. STOCKDALE III,
                          JOHN CHRISTOPHER STOCKDALE,
                           MELODY S. WILLIAMSON and
                              KATHARINE S. PRICE

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                   ARTICLE I
                                THE TRANSACTION

1.01. Sale and Purchase of Assets...........................................   1
1.02. Retained Assets.......................................................   3
1.03. Assumption of Liabilities.............................................   3
1.04. Retained Liabilities..................................................   4
1.05. Purchase Price........................................................   6
1.06. Closing...............................................................   6
1.07. Payment of Purchase Price.............................................   7
         (a) At Closing.....................................................   7
         (b) After Closing..................................................   8
1.08. Escrow................................................................   8
         (a) Establishment..................................................   8
         (b) Post-Closing Purchase Price Adjustment.........................   8
         (c) Distribution to Stockholders; Indemnification..................   8
1.09. Post-Closing Purchase Price Adjustment................................   9
         (a) Determination..................................................   9
         (b) Minimum Adjustment.............................................   9
1.10. Financial Statements..................................................   9
         (a) Year-End Financial Statements..................................   9
         (b) Preliminary Closing Balance Sheet..............................   9
         (c) Delivery of Preliminary Closing Balance Sheet..................  10
         (d) Arbitration....................................................  10
         (e) Certain Definitions............................................  10
1.11. Allocation of Purchase Price..........................................  10
1.12. Passage of Title......................................................  11
1.13. Certain Consents......................................................  11
1.14. Detroit Real Estate...................................................  11
         (a) Generally......................................................  11
         (b) Zoning Map Amendment...........................................  12
         (c) Lease of the Detroit Real Estate...............................  12
         (d) Termination of Detroit Real Estate Lease.......................  12
         (e) Certain Covenants of Seller....................................  13
         (f) Certain Conditions.............................................  13

                                                                           Page
                                                                           ----
                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

2.01.  Capacity............................................................. 14
2.02.  Enforceability....................................................... 14
2.03.  No Violation of Laws or Agreements; Consents......................... 14
2.04.  Ownership of Seller.................................................. 15
2.05.  Investment Representation............................................ 15
2.06.  Accredited Investor Status........................................... 15
2.07.  Finders' Fee......................................................... 15

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

3.01.  Organization......................................................... 15
3.02.  Authorization; Enforceability........................................ 15
3.03.  Subsidiaries and Investments......................................... 16
3.04.  No Violation of Laws or Agreements; Consents......................... 16
3.05.  Financial Information................................................ 16
          (a)  Records...................................................... 16
          (b)  Financial Statements......................................... 16
3.06.  No Changes........................................................... 17
3.07.  Taxes................................................................ 17
3.08.  Title................................................................ 18
3.09.  Inventory............................................................ 18
3.10.  Receivables.......................................................... 18
3.11.  Business; Condition of Assets........................................ 18
3.12.  No Pending Litigation or Proceedings................................. 19
3.13.  Contracts; Compliance................................................ 19
3.14.  Permits; Compliance With Law......................................... 19
3.15.  Real Property........................................................ 20
3.16.  Transactions With Related Parties.................................... 20
3.17.  Labor Relations...................................................... 21
3.18.  Products Liability; Warranties....................................... 21
3.19.  Insurance............................................................ 21
3.20.  Intellectual Property Rights......................................... 21
3.21.  [Not Used]........................................................... 22
3.22.  Environmental Matters................................................ 22
          (a)  Compliance; No Liability..................................... 22
          (b)  Treatment; CERCLIS........................................... 22
          (c)  Notices; Existing Claims; Certain Regulated Materials;
                Storage Tanks............................................... 23
          (d)  No Notices................................................... 23

                                                                            Page
                                                                            ----

3.23. Customer Relations...................................................   23
3.24. Finders' Fees........................................................   23
3.25. Disclosure...........................................................   23

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

4.01. Organization.........................................................   23
4.02. Authorization; Enforceability.........................................  24
4.03. No Violation of Laws; Consents.......................................   24
4.04. No Pending Litigation or Proceedings.................................   24
4.05. Capitalization.......................................................   24
4.06. SEC Filings..........................................................   25
4.07. Authorization of USF Common Shares...................................   25
4.08. Finders' Fees........................................................   25
4.09. Form S-3.............................................................   25


                                   ARTICLE V
                               CERTAIN COVENANTS

5.01. Conduct of Business Pending Closing..................................   25
         (a) Ordinary Course; Compliance...................................   25
         (b) Transactions..................................................   25
         (c) Access, Information and Documents.............................   26
5.02. Publicity............................................................   26
5.03. Fulfillment of Agreements............................................   26
5.04. Certain Transitional Matters.........................................   26
         (a) Collection of Accounts Receivables............................   26
         (b) Endorsement of Checks.........................................   26
         (c) Remit Funds...................................................   26
         (d) Assumed Liabilities Controlled by Buyer.......................   26
         (e) Use of Names..................................................   27
         (f) Insurance.....................................................   27
         (g) Assistance....................................................   27
5.05. No Solicitation of the Employees of the Business.....................   27
5.06. Seller's Employees...................................................   27
5.07. Severance and Termination Payments...................................   27
5.08. Certain Employee Benefit Matters.....................................   28
5.09. Profit Sharing Plan..................................................   28
5.10. Workers' Compensation and Disability Claims..........................   29
         (a) Seller's Liability............................................   29
         (b) Buyer's Liability.............................................   29
5.11. Lease Arrangement....................................................   29
5.12. Covenant Not to Compete..............................................   29
         (a) Restriction...................................................   29

                                                                           Page
                                                                           ----

          (b)  Enforcement.................................................. 29
5.13.  Acquisition Proposals................................................ 30
5.14.  Confidentiality...................................................... 30
5.15.  Occupancy of Enviropure.............................................. 30
5.16.  Right of Inspection.................................................. 30
5.17.  Merger of Evansville................................................. 30
5.18.  Dividends............................................................ 30

                                  ARTICLE VI
                      CONDITIONS TO CLOSING; TERMINATION

6.01.  Conditions Precedent to Obligation of Buyer.......................... 31
          (a)  Bringdown of Representations and Warranties; Covenants....... 31
          (b)  Litigation................................................... 31
          (c)  No Material Adverse Change................................... 31
          (d)  Closing Certificate.......................................... 31
          (e)  Indemnity Escrow Agreement................................... 31
          (f)  Lease Agreements............................................. 31
          (g)  Evansville Merger............................................ 31
          (h)  Consents..................................................... 31
                 (i)  Option Agreement...................................... 32
          (j)  Private Placement............................................ 32
          (k)  Listing of USF Common Shares................................. 32
                 (l)  USF Common Share Value................................ 32
          (m)  [Not used................................................... 32
          (n)  Title Insurance.............................................. 32
          (o)  Surveys...................................................... 32
          (p)  Other Deliveries............................................. 32
          (q)  Closing Documents............................................ 33
6.02.  Conditions Precedent to Obligation of Seller......................... 33
          (a)  Bringdown of Representations and Warranties; Covenants....... 33
          (b)  Litigation................................................... 33
          (c)  Closing Certificate.......................................... 33
          (d)  No Material Adverse Change................................... 33
          (e)  Listing of USF Common Shares................................. 34
          (f)  Indemnity Escrow Agreement................................... 34
          (g)  Lease Agreements............................................. 34
          (h)  Option Agreement............................................. 34
                 (i)  USF Common Share Value................................ 34
          (j)  Closing Documents............................................ 34
          (k)  [Not Used................................................... 34
6.03.  Deliveries and Proceedings at Closing................................ 34
          (a)  Deliveries by Seller and the Stockholders.................... 34
          (b)  Deliveries by Buyer......................................... 35
6.04.  Termination.......................................................... 36

                                                                          Page
                                                                          ----

                                 ARTICLE VII
                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

7.01.  Survival of Representations.......................................... 36
7.02.  Indemnification by Seller............................................ 37
7.03.  Indemnification by Stockholders...................................... 37
7.04.  Indemnification by Buyer............................................. 37
7.05.  Limitation of Liability.............................................. 38
          (a)  Basket....................................................... 38
          (b)  Time Period.................................................. 38
          (c)  Fraud; Intentional Misrepresentation......................... 38
          (d)  Limitation of Liability...................................... 38
          (e)  No Duplication............................................... 38
7.06.  Indemnity Escrow..................................................... 39
7.07.  Notice of Claims..................................................... 39
7.08.  Third Party Claims................................................... 39
7.09.  Set Off.............................................................. 40
7.10.  Waiver............................................................... 40
7.11.  Contract Indemnification Remedies as Exclusive Remedies After
        the Closing......................................................... 40

                                 ARTICLE VIII
                                MISCELLANEOUS

8.01.  Construction......................................................... 41
8.02.  Costs and Expenses................................................... 41
8.03.  Pro Rata Basis; Allocated Basis...................................... 41
8.04.  Stockholders' Committee.............................................. 42
          (a)  Creation..................................................... 42
          (b)  Continuance; Certain Rules................................... 42
          (c)  Buyer Reliance............................................... 42
8.05.  Anti-Dilution Provisions............................................. 42
8.06.  Further Assurances................................................... 42
8.07   Notices.............................................................. 43
8.08.  Currency............................................................. 44
8.09.  Residency............................................................ 44
8.10.  Offset; Assignment; Governing Law.................................... 44
8.11.  Amendment and Waiver; Cumulative Effect.............................. 44
8.12.  Entire Agreement; No Third Party Beneficiaries....................... 44
8.13.  Severability......................................................... 44
8.14.  Counterparts......................................................... 45

                    Asset Purchase Agreement ("Agreement") dated as of August 10, 1995, by and among Continental H20 Service, Inc., an Illinois corporation d/b/a Interlake Water Systems ("Seller'); U.S. Filter/Ionpure, Inc., a Massachusetts corporation ("Buyer"); and Florence E. Stockdale, James Timothy Stockdale, William E. Stockdale III, John Christopher Stockdale, Melody S. Williamson and Katherine
                    S. Price (collectively, the "Stockholders").

      The Stockholders own all of the outstanding capital stock of Seller. Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, certain of Seller's assets and assume certain of Seller's liabilities on the terms and subject to the conditions set forth below. Certain of the Stockholders own a majority of the outstanding capital stock of Evansville Water Systems, Inc., an Indiana corporation ("Evansville"), and have rights to purchase the remaining outstanding shares of capital stock of Evansville. Prior to the closing hereunder, such Stockholders will merge Evansville into Seller for the purpose of including the assets of Evansville in the sale contemplated hereby. All representations, warranties and covenants relating to Seller and other references to Seller herein are deemed to include Evansville.


      In consideration of the representations, warranties, covenants and agreements contained herein, Seller, Buyer and the Stockholders, each intending to be legally bound hereby, agree as set forth below.

                                   ARTICLE I
                                THE TRANSACTION

      1.01. Sale and Purchase of Assets. At the Closing, Seller shall sell and
            ---------------------------
transfer to Buyer, and Buyer shall purchase from Seller, all of Seller's properties and business as a going concern and assets of every kind, nature and description existing as of the Closing Date, wherever such assets are located and whether real, personal or mixed, tangible or intangible, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in its books or financial statements, except those assets specifically retained by Seller pursuant to Section 1.02,
                                                               ------------
free of any debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, easement, lien, assessment, restrictive covenant or encroachment of any kind or nature whatsoever (collectively, "Encumbrances"), except those Encumbrances identified on Schedule 3.08. Without limiting the foregoing, the properties, business,
   -------------
goodwill and assets of Seller to be transferred hereunder are referred to herein collectively as the "Purchased Assets" and include the following:

                (a) All of Seller's rights as lessee to those real properties described in Schedule 1.01(a);
             ----------------

                (b) All of Seller's machinery, equipment, tooling, dies, jigs, spare parts and supplies, including the items identified on Schedule 1.01(b);
                                                            ----------------

                (c) All of Seller's inventories of raw materials,
work-in-process, parts, subassemblies and finished goods, wherever located and whether or not obsolete or carried on Seller's books of account, including the items identified on Schedule 1.01(c);
                    ----------------

                (d) All of Seller's other tangible assets, including office furniture, office equipment and supplies, computer hardware and software, leasehold improvements and vehicles, including the items identified on Schedule
                                                                       --------
1.01(d);
-------

                (e) All of Seller's service deionization assets at its facilities and at its customers, facilities, including the items identified on
Schedule 1.01(e);
---------------

                (f) All of Seller's cash, cash in banks, cash equivalents, bank and mutual fund accounts, trade and other notes and accounts receivable, deposits, investments, securities, advance payments, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refund;

                (g) All of Seller's books, records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising material and the like;

                (h) All of Seller's rights under personal property, and all of Seller's rights under all other leases, contracts, agreements and purchase and sale orders, including the Contracts identified on Schedule 3.13;
                                                   -------------

                (i) All of Seller's claims, choses in action, causes of action and judgments;

                (j) All of Seller's rights under the Asset Purchase Agreement dated October 2, 1991 between Seller and Peck Water Systems, an Ohio corporation, and all other documents and agreements executed in connection therewith, including, the Agreement Not to Compete dated September 30, 1991 between Philip E. Peckinpaugh and Seller, the Release dated April 6, 1995 of Philip E. Peckinpaugh and the Release dated APril 6, 1995 of Peck Water Systems;

                (k) All of Seller's rights in and to the name "Continental", "Continental H\\2\\O Service, Inc.", "Interlake", "Interlake Water Systems", "Peck", and "Evansville" and in any other tradename, trademark, fictitious name or service mark, or any variant of any of them, and any applications therefor or registrations thereof, and any other forms of intellectual property or industrial property rights, including any patents, trade secrets or proprietary manufacturing processes, including the items identified on Schedule 3.20;
                                                           -------------
                (l) All of Seller's goodwill; and

                (m) To the extent not described above, all of the assets to be reflected on the Audited Year-End Balance Sheet (as defined in Section 1.10(e)),
                                                               ---------------
the combined interim balance sheet of Seller and Evansville at June 30, 1995 attached as Exhibit A (the "Interim Balance Sheet"), the Closing Balance Sheet
            ---------
(as defined in Section 1.10(e)) and all assets acquired by Seller and Evansville
               ---------------
after June 30, 1995, but excluding assets that were
disposed of in the ordinary course of business not in violation of the representations and warranties set forth in Section 3.06.
                                            ------------

The Detroit Real Estate shall be included in the Purchased Assets but shall be conveyed in the manner, at such time and subject to the terms and conditions set forth in Section 1.14.
         ------------

      1.02. Retained Assets. Notwithstanding the foregoing, Seller shall retain
            ---------------
and the Purchased Assets shall not include the following assets (collectively, the "Retained Assets"):

                (a) the consideration to be delivered to Seller pursuant to this Agreement;

                (b) Seller's other rights hereunder;

                (c) Seller's minute book, stock book and seal;

                (d) except as provided in Sections 5.07, 5.08 and 5.09, all of
                                          ----------------------------
Seller's assets directly relating to all of Seller's Benefit Plans (as defined in Section 5.08);
   ------------

                (e) Seller's interest in the real estate and improvements identified on Schedule 1.02(e);
              ----------------

                (f) those agreements described in Schedule 1.02(f);
                                                  ----------------

                (g) any benefit, claim or receivable of Seller or the Stockholders for any foreign, federal, state or local income, franchise, sales, transfer, withholding or other tax of any kind or nature whatsoever;

                (h) accounts receivable due from any Affiliate (as defined in
Section 3.16) of Seller;
------------

                (i) all claims, choses in action, causes of action and judgments in respect of any litigation matter identified on Schedule 3.12;
                                                            -------------

                (j) those certain assets described in Schedule 1.02(i);
                                                      ----------------

                (k) Seller's right, title and interest in and to the life insurance policies purchased on the lives of certain officers and other employees; and

                (l) any of Seller's records that relate exclusively to any of the foregoing.

      1.03. Assumption of Liabilities. Subject to Sections 5.07, 5.08, 5.09,
            -------------------------             -------------------------
5.10 and 8.02, at the Closing, Buyer shall pursuant to an assumption agreement
----     ----
assume and agree to perform, pay or discharge, when due, to the extent not theretofore performed, paid or discharged the following obligations, commitments and liabilities of Seller existing as of the Closing Date and only such obligations, commitments and liabilities (collectively, the "Assumed Liabilities"):

                (a) those liabilities on the Closing Balance Sheet to the extent accrued thereon, other than the Adjusted Items (as defined in Section 1.10(e))
                                                              ---------------
and other than any liability similar in nature to the Adjusted Items;

                (b) those specified pursuant to the express terms of the Contracts identified on Schedule 3.13;
                        -------------

                (c) All foreign, federal, state or local income, franchise, sales, transfer, withholding or other tax of any kind or nature whatsoever applicable to the Business (as defined in Section 3.11) for all taxable periods
                                          ------------
commencing after the Closing Date;

                (d) Any and all obligations and liabilities based on any claim, suit or proceeding alleging a violation of any Law (as defined in Section 2.03)
                                                                  ------------
relating to the Business or the Purchased Assets for any act or omission that shall have first occurred after the Closing Date;

                (e) Any and all obligations and liabilities in connection with any litigation or proceeding arising out of the conduct of the Business that shall have first occurred after the Closing Date or any liabilities or obligations for products of the Business that (i) shall have been both manufactured and sold, or for services that shall have been performed, after the Closing Date, or (ii) shall have been manufactured before but sold after the Closing Date to the extent covered by Buyer's insurance policies or are covered by applicable reserves on the Closing Balance Sheet;

                (f) Any and all obligations or liabilities relating to warranty claims for products of the Business that (i) shall have been both manufactured and sold, or for services that shall have been performed, after the Closing Date, or (ii) shall have been manufactured before but sold after the Closing Date to the extent covered by Buyer's insurance policies or are covered by applicable reserves on the Closing Balance Sheet;

                (g) All losses incurred, sustained or threatened as a direct or indirect result of the presence on or the release at or from the Real Property (as defined in Section 3.22(a)) of any Regulated Material (as defined
                        ---------------
in Section 3.22(b) and whether asserted under or arising under any Environmental
   ---------------
Law (as defined in Section 3.22(a)), which presence or release shall have first
                   ---------------
occurred after the Closing Date; and all losses incurred, sustained or threatened as a direct or indirect result of any acts taken by Buyer after the Closing Date at or with respect to the Real Property relating to the handling or release of any Regulated Material after the Closing Date or the presence on the Real Property of any Regulated Material released after the Closing Date; and

                (h) The amount that Seller was required to make as its 1994 contribution to Seller's Profit Sharing Plan (defined in Section 5.09) to the
                                                         ------------
extent accrued on the Closing Balance Sheet, which amount shall be paid on or before September 10, 1995.

      1.04. Retained Liabilities. Notwithstanding anything else herein to the
            --------------------
contrary, except for the Assumed Liabilities and subject to Sections 5.07, 5.08,
                                                            -------------------
5.09, 5.10 and 8.02, Buyer does not hereby and shall not assume or in any way
----------     ----
undertake to pay, perform, satisfy
or discharge any other liabilities or obligations of Seller or the Stockholders, whether due or to become due, whether accrued, absolute, contingent or otherwise, existing as of the Closing Date or arising out of any transactions entered into, or any state of facts existing, prior to the Closing Date (the "Retained Liabilities"). Without limiting the generality of the foregoing, Retained Liabilities shall include all liabilities or obligations:

                (a) For or in connection with any dividends, distributions, redemptions, or any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to any security of Seller, whether issued or unissued, or any other security convertible into or exchangeable for any such security (including any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by Seller's Governing Documents (as defined in
Section 3.04) or by agreement);
------------

                (b) Arising out of any transaction affecting Seller or the Stockholders after the Closing Date or obligations incurred by Seller or the Stockholders after the Closing Date;

                (c) For expenses, taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the consummation of the transactions contemplated hereby, including all legal and accounting fees and all brokers or finders' fees or commissions payable by Seller;

                (d) Against which Seller is insured or otherwise indemnified or which would have been covered by insurance (or indemnification) but for a claim by the issuer (or the indemnitor) that the insured (or the indemnities) had breached its obligations under the policy of insurance (or the contract of indemnity) or had committed fraud in the insurance application (or the contract of indemnity);

                (e) To any Related Party (as defined in Section 3.16), other
                                                        ------------
than compensation and benefits described in Schedule 1.04(e);
                                            ----------------

                (f) To indemnify Seller's officers, directors, employees or agents, except as otherwise expressly provided in Section 7.04;
                                                  ------------

                (g) Unless included within the scope of Section 1.03(a) or (c),
                                                        ----------------------
for any foreign, federal, state or local income, franchise, sales, transfer, withholding or other tax of any kind or nature whatsoever, including any interest or penalty thereon or addition thereto, whether or not imposed on Seller by reason of, or in connection with, the transactions contemplated by this Agreement;

                (h) Arising out of or in connection with the business previously operated by Seller and currently operated by Resource Chemistries, Corp., an Illinois corporation, d/b/a Enviropure Solutions ("Enviropure"), and the activity conducted by Seller under the name Interlake Environmental ("Interlake Environmental"), including any liability under any Environmental Law or other Law applicable thereto;

                (i) Arising out of or in connection with any Benefit Plans, except as specifically provided in Section 1.03;
                                   ------------

                (j) Under the contracts and agreements identified on
Schedule 1.02(f);
----------------

                (k) The litigation matters identified on Schedule 3.12 and the
                                                         -------------
claims arising in connection therewith;

                (l) Arising out of the real estate and improvements identified on Schedule 1.02(e), including all mortgages, other Encumbrances and taxes
   ----------------
associated therewith;

                (m) Relating to any Adjusted Item or Retained Asset;

                (n) Relating to the sales tax lien for $6,600.65 and the Peck Water Systems lien (filing No. AE0098567), each identified on Schedule 3.08;
                                                              -------------
the judgments in favor of or suits by Goldston Malinda Winn (filing No. 94L004827), Chicago Central PA (filing No. 93M42299), Lee Lacie and Lee Mettie (filing No. 94L4215), Wynn et al. (filing No. 94L4827), each as identified on
Schedule 3.08; and the employment discrimination matter identified on
-------------
Schedule 3.17 as item No. 1 in excess of $10,000;
-------------

                (o) The matters described under clause (b) "Treatment; CERCLIS" of Schedule 3.22 relating to the transportation of Regulated Materials and
   -------------
relating to the Real Properties listed or proposed for listing on the National Priorities List pursuant to Superfund, CERCLIS, or any state or local lists of sites requiring investigation or cleanup; and

                (p) To American MidWest Bank.

Notwithstanding the foregoing or anything else herein to the contrary, Buyer shall not have any claim against Seller or the Stockholders for any liability of Buyer, if any, arising out of the alleged dispute between Buyer and International Superabrasives, Inc. identified as item No. 1 on Schedule 3.12.
                                                               -------------
      1.05. Purchase Price. The aggregate Purchase Price for the Purchased
            --------------
Assets shall be $27,000,000, plus the assumption of the Assumed Liabilities (collectively, the "Purchase Price"), subject to the Post-Closing Purchase Price Adjustment as provided in Section 1.09.
                          ------------

      1.06. Closing. The consummation of the purchase and sale of the Purchased
            -------
Assets, the assumption of the Assumed Liabilities and the other transactions contemplated hereby (the "Closing") shall take place at such date and time as the Buyer and Seller mutually agree at the offices of Holleb & Coff, 55 East Monroe Street, Chicago, Illinois or at such other time, date or place as the parties agree; provided, however, that Closing shall not occur after September
               -------- --------
22, 1995. Notwithstanding the date that Closing actually occurs, for financial accounting business, tax and all other purposes, the Closing shall be deemed to be effective as of 11:59 p.m. on July 31, 1995, and all references herein to "Closing Date" shall mean 11:59 p.m. on July 31, 1995; provided, however, that
                                                       --------  -------
if the Closing does not actually take place until after August 11, 1995, then the Closing shall be deemed to be effective as of 11:59 p.m. on August 31, 1995, and, in such event, all references herein to "Closing Date" shall mean 11:59 p.m. on August 31, 1995. Subject to the other terms of this Agreement, all financial and other business transactions related to the Purchased Assets and Assumed Liabilities occurring after the Closing Date for matters applicable to any time after the Closing Date shall be for the account of Buyer. Subject to the other terms of this Agreement, all financial and other business transactions related to the Purchased Assets and Assumed Liabilities occurring on or prior to the Closing Date as well as those occurring after the Closing Date for matters applicable to any time on or prior to the Closing Date shall be for the account of Seller. As soon as reasonable practicable after Closing, Buyer and Seller shall, without duplicating any matter to be contained in a Post-Closing Purchase Price Adjustment and consistent with the other terms of this Agreement, pro-rate and settle in cash as of the Closing Date all expenses and income items related to the Purchased Assets and Assumed Liabilities that apply to time both (i) on or before the Closing Date and (ii) after the Closing Date, such as a payroll paid after the Closing Date applicable to payroll periods both before and after the Closing Date. All proceedings to be taken and all Closing documents to be executed and delivered by the parties hereto at Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any closing documents executed or delivered until all Closing documents have been taken, executed and delivered.

      1.07. Payment of Purchase Price.
            -------------------------

                (a) At Closing. At Closing, the Purchase Price shall be paid as
                    ----------
follows:

                (i) delivery of $19,200,000 by Buyer to Seller by wire transfer of federal funds;

                (ii) delivery of $800,000 by Buyer to Escrow Agent by wire transfer of federal funds;

                (iii) delivery of that number of USF Common Shares having an aggregate USF Common Share Value (rounded, in the aggregate, to the nearest $100) equal to $4,000,000, by Buyer to the Stockholders on a Pro Rata BAsis (as defined in Section 8.03);
           ------------

                (iv) delivery of that number of USF Common Shares having an aggregate USF Common Share Value (rounded, in the aggregate, to the nearest $100) equal to $3,000,000 (collectively, the ""Escrow/Shares") by Buyer to Escrow Agent (as defined in Section 1.08); and
                            ------------

                (v) by Buyer's assumption of the Assumed Liabilities pursuant to an assumption agreement.

As used herein, "USF Common Shares" means the Common Stock, $.01 par value per share, of United States Filter Corporation, a Delaware corporation ( "USF"), and "USF Common Share Value" means the average of the closing prices of a USF Common Share as reported by the New York Stock Exchange for each of the twenty trading days ending on the fifth to last trading day preceding the Closing Date.

               (b)  After Closing. Within five business days after the
                    -------------
determination of the Post-Closing Purchase Price Adjustment (as defined in
Section 1.09(a)), if any, the Post-Closing Purchase Price Adjustment shall be
---------------
paid. A Downward Adjustment (as defined in Section 1.09(a)) shall be paid
                                           ---------------
in accordance with Section 1.08(b). An Upward Adjustment shall be paid by USF
                   ---------------
by the Seller in cash.

     1.08.  Escrow.
            ------

               (a)  Establishment.  At the Closing, Buyer shall deliver the
                    -------------
Escrow Shares and $800,000 in immediately available funds (in accordance with
Section 1.07(a)(ii)) to Chicago Title and Trust Company ("Escrow Agent") to be
-------------------
held pursuant to the Indemnity Escrow Agreement substantially in the form of Exhibit B ("Indemnity Escrow Agreement"). The Escrow Shares and the $800,000
---------
cash delivered by Buyer to Escrow Agent and all distributions with respect to the Escrow Shares and earnings thereon and on the $800,000 cash are referred to herein as the Escrow Fund. The Escrow Fund shall be subject to Buyer's claims of indemnification under Article VII and Section 1.14 and shall be used to pay any
                      -----------     ------------
Downward Adjustment. The registered address of the holders of the Escrow Shares in the Escrow Fund shall be the address of the Escrow Agent. If the Escrow Agent refuses for any reason to execute and deliver the Indemnity Escrow Agreement on or prior to the Closing, the parties shall establish the escrow at PNC Bank, National Association.

               (b)  Post-Closing Purchase Price Adjustment. Within five business
                    --------------------------------------
days after the determination of an Upward Adjustment, if any, is made, Buyer shall pay to Seller in immediately available funds by wire transfer an amount equal to the aggregate amount of the Upward Adjustment. Within five business days after the determination of a Downward Adjustment, if any, is made, the Escrow Agent shall deliver to Buyer from the Escrow Fund that number of Escrow Shares having an aggregate USF Common Share Value equal to the aggregate amount of the Downward Adjustment (rounded, in the aggregate, to the nearest $100). If the aggregate amount of the Downward Adjustment exceeds the amount of the Escrow Fund (the amount of such excess being an "Adjustment Deficiency"), then within five business days after the determination of the Downward Adjustment is made, the Stockholders and Seller, jointly and severally, shall deliver to Buyer (i) USF Common Shares having an aggregate USF Common Share Value equal to the Adjustment Deficiency, and (ii) if the aggregate USF Common Share Value of such USF Common Shares is less than the Adjustment Deficiency, an amount of cash equal to the unpaid Adjustment Deficiency by wire transfer of federal funds.

               (c)  Distribution to Stockholders; Indemnification. Within five
                    ---------------------------------------------
business days after the determination of the Post-Closing Purchase Price Adjustment, if any, is made, the Escrow Agent shall deliver to the Stockholders, on a Pro Rata Basis and as provided in the Escrow Agreement, that number of Escrow Shares, if any, that would lease as a balance in the Escrow Fund immediately after such distribution cash and investments (valued at fair market value) plus Escrow Shares (valued at the USF Common Share Value) that collectively aggregate to $1,800,000 (the "Remaining Escrow Balance"), which balance shall continue to be subject to Buyer's claims of indemnification under
Article VII and claims under Section 1.14; provided, however, that if Buyer
-----------                  ------------  --------  -------
shall have purchased the Detroit Real Estate from

Seller prior to such date, the Remaining Escrow Balance shall be $1,000,000 and not $1,800,000.

               1.09.  Post-Closing Purchase Price Adjustment.
                      --------------------------------------

     (a)  Determination. If the Net Tangible Book Value of the Purchased Assets
          -------------
(as defined below) at the close of business on the Closing Date as determined by reference to the Closing Balance Sheet is less than $9,025,479, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such deficiency (a "Downward Adjustment"). If the Net Tangible Book Value of the Purchased Assets at the close of business on the Closing Date as determined by reference to the Closing Balance Sheet is greater than $9,025,479, then the Purchase Price shall be increased dollar-for-dollar by the amount of such increase (an "Upward Adjustment"); provided, however, that in no event shall
                                   --------  -------
any portion of an Upward Adjustment increase the Purchase Price to the extent that (but only to the extent that) such Upward Adjustment is attributable to (i) any increase in Net Tangible Book Value of the Purchased Assets after December 31, 1994 that is not directly related to the net earnings or ordinary operations of Seller and Evansville accrued in 1995 on or before the Closing Date, (ii) any extraordinary gain, extraordinary income or other extraordinary item, or (iii) any accounting adjustment resulting from the merger of Evansville into Seller or other accounting adjustment not consistent with past practice of Seller or Evansville. Any adjustment made pursuant to this Section 1.09(a) is referred to
                                                 ---------------
herein as the "Post-Closing Purchase Price Adjustment."

     (b)  Minimum Adjustment. Notwithstanding the foregoing, no Post-Closing
          ------------------
Purchase Price Adjustment shall be made unless it shall exceed $50,000 (the "Minimum Adjustment"). If the Post-Closing Price Adjustment exceeds the Minimum Adjustment, the full amount of the Post-Closing Purchase Price Adjustment shall be made. "Net Tangible Book Value of the Purchased Assets" means (i) the net book value (i.e., book value net of accumulated depreciation, amortization,
            ---
depletion and like items) of the Purchased Assets, minus (ii) (A) the net book value of the Purchased Assets, if any, that are or would be intangible assets under United States generally accepted accounting principles ("GAAP"), and (B) the amount of the Assumed Liabilities to the extent accrued on the applicable balance sheet, in each case (i) and (ii) as of the Closing Date.

               1.10.  Financial Statements.
                      --------------------
     (a)  Year-End Financial Statements.  Attached as Exhibit C is a combined
          -----------------------------               ---------
balance sheet and income statement of Seller and Evansville and related notes as of December 31, 1994 and for the year then ended (the "Preliminary Year-End Financial Statements"). Attached as Exhibit D is an audited combined balance
                                    ---------
sheet and income statement of Seller and Evansville and related notes as of December 31, 1994 and for the year then ended audited by KPMG Peat Marwick (the "Audited Year-End Financial Statements").

defined below) on a basis consistent with the balance sheet included in the Audited Year-End Financial Statements (the "Preliminary Closing Balance Sheet") and an income statement of Seller and Evansville for the year commencing on January 1, 1995 and ending on the Closing Date. No Retained Asset, Retained Liability or Adjusted Item (collectively, the "Retained Items") shall be included in the Preliminary Closing Balance Sheet or related income statement.

               (c)  Delivery of Preliminary Closing Balance Sheet. As soon as
                    ---------------------------------------------
practicable, but no later than 40 days after the Closing Date, the Preliminary Closing Balance Sheet and related income statement shall be delivered by Buyer to Seller. The Preliminary Closing Balance Sheet and related income statement, when delivered by Buyer to Seller, shall be deemed conclusive and binding on the parties for purposes of determining the Post-Closing Purchase Price Adjustment, unless Seller notifies Buyer in writing within 20 days after receipt of the Preliminary Closing Balance Sheet and related income statement of its disagreement therewith, which notice shall state with reasonable specificity the reasons for any disagreement and identify the items and amounts in dispute.

               (d)  Arbitration. If any disagreement concerning the Preliminary
                    -----------
Closing Balance Sheet or related income statement or the Post-Closing Purchase Price Adjustment is not resolved by Buyer and Seller within 60 days after the Closing Date, the undisputed amount shall be paid in accordance with Section
                                                                     -------
1.07(b), and Buyer and Seller shall promptly engage, on standard terms and
-------
conditions for a matter of such nature, the Chicago office of the accounting firm of Deloitte and Touche LLP. The engagement agreement with the independent accountants shall require the independent accountants to make their determination with respect to the items in dispute within 80 days after the Closing Date. Buyer and Seller shall each pay one-half of the cost of the fees and expenses of such independent accountants at the time of payment of the Post-Closing Purchase Price Adjustment. The resolution by the independent accountants of any dispute concerning the Post-Closing Purchase Price Adjustment shall be final, binding and conclusive upon the parties and shall be the parties' sole and exclusive remedy regarding any dispute concerning the Post-Closing Purchase Price Adjustment.

               (e)  Certain Definitions. As used herein, "Accounting
                    -------------------
Principles" mean GAAP applied on a basis consistent with the Audited Year-End Financial Statements attached as Exhibit D, except that (i) only the Purchased
                                 ---------
Assets and the Assumed Liabilities as they exist on the date of the Preliminary Closing Balance Sheet shall be included therein, (ii) the items, without considering the numerical values attached thereto, of income and expense realized or incurred by or assets and liabilities of Seller or Evansville that were removed in arriving at the Preliminary Year-End Financial Statements and the Audited Year-End Financial Statements, which items are identified on
Exhibit E-1 (the "Adjusted Items"), shall not be included in determining the
-----------
Preliminary Closing Balance Sheet, (iii) no item shall fail to be included in or excluded from the Preliminary Closing Balance Sheet on the basis of materiality, individually or collectively, and (iv) no physical inventory shall have been taken. The final Closing Balance Sheet, as modified by the parties' agreement and after any determination by the independent accountants as described in this
Section 1.10, is referred to herein as the "Closing Balance Sheet".
------------

     1.11. Allocation of Purchase Price. The Purchase Price shall be allocated
           ----------------------------
among the Purchased Assets in accordance with the allocation set forth in
Schedule 1.11. Buyer and
-------------

Seller shall report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise. All Purchased Assets shall be valued at fair market value by appraisals obtained by Seller, which appraisals shall be reasonably acceptable to Buyer consistent with prior discussions between Buyer and Seller. The parties shall complete IRS Form 8594 consistent with the foregoing.

     1.12. Passage of Title. Title to all of the Purchased Assets shall pass
           ----------------
from Seller to Buyer as of the Closing Date, subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, Buyer assumes no risk of loss to the Purchased Assets prior to the date that Closing actually occurs.

     1.13. Certain Consents. Nothing in this Agreement shall be construed as an
           ----------------
attempt to assign any contract, agreement, permit, franchise, or claim included in the Purchased Assets which is by its terms or in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, to provide Buyer with the full realization and value of every contract, agreement, permit, franchise and claim of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify take all reasonable action (including the appointment of Buyer as attorney-in-fact for Seller) and do or cause to be done all such things as shall in the reasonable opinion of Buyer or its counsel be reasonably necessary (i) to assure that the rights of Seller under such contracts, agreements, permits, franchises, and claims shall be preserved for the benefit of Buyer and (ii) to facilitate receipt of the consideration to be received by Seller in and under every such contract, agreement, permit, franchise, and claim, which consideration shall be held for the benefit of, and shall be delivered to, Buyer. Nothing in this Section shall diminish the obligations of Seller hereunder to obtain all consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable Seller to convey or assign good and marketable title to all the Purchased Assets to Buyer.

     1.14. Detroit Real Estate.
           -------------------

               (a) Generally. Seller is the owner in fee simple absolute of
                   ---------
certain property known as Lot 1 and Lot 2 in the Hazel Park Industrial Subdivision, as described in that certain Plat recorded in the Recorder's Office of Oakland County, Michigan at Liber 146, pages 26, 27, 28 and 29 (the "Detroit Real Estate"), which is currently being used by Seller and Enviropure for manufacturing purposes. A portion of the Detroit Real Estate is zoned RA-2, which does not permit industrial or manufacturing uses thereon. The Buyer and Seller agree that Seller shall, at Seller's sole cost and expense, petition all appropriate government entities and agencies thereof ("Official Bodies") to amend the zoning map of Hazel Park to reflect that the entire property subsumed within the Detroit Real Estate will be zoned M-1 Light Industrial, such that the Buyer may continue to operate a manufacturing facility on the entire Detroit Real Estate as a permitted use, as opposed to a legal nonconforming use or other land use designation (the ``Zoning Map Amendment''). Buyer and Seller have allocated from the Purchase Price the sum of $750,000 as the consideration for the Detroit Real Estate (the ``Detroit Real Estate Purchase Price''). The Detroit Real Estate Purchase Price shall at the Closing be delivered to the Escrow Agent to be held in accordance with the Escrow Agreement and this Section 1.14.

               (b) Zoning Map Amendment. Seller shall, as soon as possible after
                   --------------------
the Closing, petition all appropriate Official Bodies to effect the Zoning Map Amendment. Without limiting the generality of the foregoing, Seller shall (i) prepare and submit (after prior review and approval by Buyer) to all appropriate Official Bodies all applications, correspondence, drawings, surveys and other materials needed to effect the Zoning Map Amendment, (ii) attend such public hearings and meetings of all Official Bodies in connection with the Zoning Map Amendment as may be needed to appropriately effect the Zoning Map Amendment,
(iii) keep Buyer fully informed as to the progress of the Zoning Map Amendment, including the dates of all hearings and meetings in connection therewith, (iv) provide to Buyer copies of all applications, correspondence, drawings, surveys and other materials provided to or received by Official Bodies in connection with the Zoning Map Amendment and (v) take all actions reasonably necessary or as reasonably requested by Buyer to effect fully the Zoning Map Amendment. Buyer shall have the right, but not the obligation, to attend and participate in all meetings and hearing related to the Zoning Map Amendment.

               (c) Lease of the Detroit Real Estate. Until the Zoning Map
                   --------------------------------
Amendment is Fully Enacted (as defined in Subsection (d) below), Seller shall permit Buyer to operate on the Detroit Real Estate in accordance with the lease attached hereto as Exhibit E-2 (the ``Detroit Real Estate Lease''). Rent shall
                   -----------
be paid by Buyer to Seller in accordance with the Detroit Real Estate Lease during the term thereof; provided, however that (i) 50% of the rent paid under
                         -----------------
the Detroit Real Estate Lease within 90 days after the Closing Date shall be credited against the Detroit Real Estate Purchase Price and (ii) should the Zoning Map Amendment not be Fully Enacted within such 90 day period, 100% of all rent paid under the Detroit Real Estate Lease after such 90 day period has elapsed shall be credited against the Detroit Real Estate Purchase Price.

               (d) Termination of Detroit Real Estate Lease. At such time as
                   -----------------------------------------
the Zoning Map Amendment is Fully Enacted, Buyer shall cause the Escrow Agent to deliver to Seller the Detroit Real Estate Purchase Price, as reduced for that portion of rent paid under the Detroit Real Estate Lease as determined in accordance with Section 1.14(c) above, and the Detroit Real Estate Lease shall terminate. If there is insufficient cash in the Escrow Fund to make such payment, then Buyer shall pay to seller an amount of cash equal to said deficiency. The term ``Fully Enacted'' as used in this Section 1.14 shall mean
                                                       ------------
the date when (i) Seller delivers to Buyer the written order(s) issued by the appropriate Official Bodies legally and properly enacting the Zoning Map Amendment to the reasonable satisfaction of Buyer and (ii) the period for appeals in connection with the Zoning Map Amendment has expired such that the order(s) enacting the Zoning Map Amendment are final and nonappealable: provided, however, that should Seller not obtain the Zoning Map Amendment but receive other final and nonappealable approvals from appropriate Official Bodies (in form and substance reasonably satisfactory to Buyer) stating that Buyer, and its successors and assigns, may legally use the Detroit Real Estate as a manufacturing facility, such other approvals shall be deemed for purposes of this Section 1.14 to
                                                          ------------
constitute a Fully Enacted Zoning Map Amendment. Should the Zoning Map Amendment not be Fully Enacted on or before the first anniversary of the Closing Date, Buyer shall have the option, exercised by written notice to Seller forwarded at any time after such date, to terminate the Detroit Real Estate Lease and the obligations of Buyer to purchase the Detroit Real Estate in accordance with this Agreement, in which event (x) Buyer shall vacate the Detroit Real Estate in accordance with the Detroit Real Estate Lease, (y) the Escrow Agent shall promptly return to Buyer an amount of cash equal to the Detroit Real Estate Purchase Price, and (z) Seller and the Stockholders shall jointly and severally indemnify and hold Buyer harmless from and against all Buyer Damages (as such term is defined in Section 7.02) arising out of a relocation of the operations
                   ------------
at the Detroit Real Estate; provided, however, Buyer Damages shall only be paid
                            -----------------
by Seller and Stockholders to the extent of reasonable, direct and necessary local relocation expenses (exclusive of down time, loss of business, lost profits and other expenses not directly related to such physical relocation), and Buyer shall provide Seller with a detailed itemization of such expenses upon demand, and provided, further, Seller's and Stockholder's indemnification
            -----------------
regarding Buyer Damages relating to such direct relocation costs in connection with the Detroit Real Estate shall in no event exceed $50,000. If there is insufficient cash in the Escrow Fund to make the payment referred to in clauses (y) and (z) immediately preceding, then Seller and the Stockholders, jointly and severally, shall pay to Buyer an amount of cash equal to such deficiency.

                (e) Certain Covenants of Seller. At such time as the Zoning Map
                    ---------------------------
Amendment is Fully Enacted and the Detroit Real Estate Purchase Price is delivered to Seller, Seller shall convey to Buyer by deed of special warranty, good, marketable and insurable title to the Detroit Real Estate, free and clear of all liens, restrictions and encumbrances of any kind, except for matters as shown on the commitment for title insurance issued by Chicago Title Insurance Company, listed as commitment number 63-669891 and as revised through the Closing Date, a copy of which title insurance commitment has been delivered to Seller. Seller shall in no way during the term of the Detroit Real Estate Lease
(i) create, consent to or permit any lien or encumbrance against the Detroit Real Estate, (ii) create, consent to or permit any easement, right of way, restriction or other burden against the Detroit Real Estate (other than easements required by Official Bodies that do not have a material adverse affect on the use and enjoyment of the Detroit Real Estate or require forced removal of any improvements on the Detroit Real Estate) or (iii) otherwise take any action that would adversely affect title to the Detroit Real Estate.

               (f) Certain Conditions. Notwithstanding anything else herein to
                   ------------------
the contrary, all obligations of Seller to convey the Detroit Real Estate to Buyer shall be subject to this Section 1.14, and all conditions to Buyer's
                               ------------
obligations to Close hereunder related to the Detroit Real Estate are hereby waived by Buyer subject to satisfaction of those conditions on or prior to the date that Seller conveys title to the Detroit Real Estate in accordance with
Section 1.14(e).
---------------

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS
                              -------------------

      As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder severally represents and warrants to Buyer as follows:

      2.01. Capacity. Such Stockholder has the capacity and authority to enter
            --------
into this Agreement and any other agreement or document contemplated hereby to be executed and delivered on or before Closing (the "Other Agreements") to which he or she is or is to become a party and perform his or her obligations hereunder and thereunder.

      2.02. Enforceability. This Agreement and each Other Agreement to which
            --------------
such Stockholder is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, subject to applicable bankruptcy and moratorium laws and equitable principles affecting the scope and enforcement of creditors' rights generally. Each Other Agreement to which such Stockholder is to become a party pursuant to the provisions hereof, when executed and delivered by such Stockholder, will constitute the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms of such
Other Agreement, subject to applicable bankruptcy and moratorium laws and equitable principles affecting the scope and enforcement of creditors' rights generally. All actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings by such Stockholder. Without limiting the effect of the foregoing, such Stockholder, qua stockholder of Seller, has
                                               ---
approved the sale by Seller of the Purchased Assets to Buyer.

      2.03. No Violation of Laws or Agreements; Consents. Neither the execution
            --------------------------------------------
and delivery of this Agreement or any Other Agreement to which such Stockholder is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by such Stockholder will: (i) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, any contract, agreement or instrument to which such Stockholder is a party,
(ii) to his or her knowledge, violate any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation or order of any kind or nature whatsoever including any public policy, order of any governmental body or principle of common law ("Law") or violate any judgment or order of any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality (a "Governmental Body") to which such Stockholder is a party. No consent, approval or authorization of, or registration or filing with, any person is required in connection with the execution and delivery by such Stockholder of this Agreement or any of the Other Agreements to which he or she is or is to become a party pursuant to the provisions hereof or the consummation by him or her of the transactions contemplated hereby or thereby.

      2.04 Ownership of Seller. Such Stockholder owns that number of outstanding
           -------------------
capital stock of Seller as identified for him or her on Schedule 2.04.
                                                        -------------

      2.05. Investment Representation. Such Stockholder is acquiring the USF
            -------------------------
Common Shares being delivered to him or her as a portion of the Purchase Price for investment only and not with a view to or in connection with any resale or distribution of such USF Common Shares, and hereby affirms that he or she has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of USF Common Shares or any interest therein.

      2.06. Accredited Investor Status. Either (i) his or her current personal
            --------------------------
net worth, including that of his or her spouse, exceeds $1,000,000, or (ii) (A) his or her total individual income, in each calendar year 1993 and 1994 exceeded $200,000 or total joint income with his or her spouse in each of those years exceeded $300,000, and (B) he or she reasonably expects that his or her total individual income for calendar year 1995 will exceed $200,000 or that his or her total joint income with his or her spouse for calendar year 1995 will exceed $300,000.

      2.07. Finders' Fees. Such Stockholder has not employed any broker or
            -------------
finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any Other Agreement.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                   OF SELLER
                                   ---------

      As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller represents and warrants to Buyer all of the matters set forth in this Article III. All references in this Article III,
                              -----------                         -----------
other than in Sections 3.01 through and including 3.06, to "Seller" shall be
              -------------                       ----
deemed to include Evansville and any predecessors of Seller for the period of time prior to the date that such predecessor became part of Seller, and businesses that were once part of Seller, such as Enviropure, for the period of time that such businesses were part of Seller.

      3.01 Organization. Seller is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Illinois and has the corporate power and authority to own and lease its properties, carry on its business as now conducted, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

      3.02. Authorization; Enforceability. This Agreement and each Other
            -----------------------------
Agreement to which Seller is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy and moratorium laws and equitable principles affecting the scope and enforcement of creditors' rights generally. Each Other Agreement to which Seller is to become a party pursuant to the provisions hereof, when executed and delivered by Seller, will constitute the legal, valid and binding obligation of

Seller, enforceable against Seller in accordance with the terms of such Other Agreement, subject to applicable bankruptcy and moratorium laws and equitable principles affecting the scope and enforcement of creditors' rights generally. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Seller.

     3.03. Subsidiaries and Investments. The Purchased Assets do not contain any
           ----------------------------
shares of capital stock of or other equity interest in any corporation, partnership, joint venture or other entity.

     3.04. No Violation of Laws or Agreements; Consents. Neither the execution
           --------------------------------------------
and delivery of this Agreement or any Other Agreement to which Seller is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Seller will: (i) contravene any provision of the certificate or articles of incorporation, bylaws, other charter or governing documents (collectively "Governing Documents") of Seller, (ii) except as provided in Schedule 3.04, conflict with, result in a breach of, constitute a
            -------------
default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person the right to cause such a termination or loss, any Purchased Asset, (iii) result in the creation, maturation or acceleration of any Assumed Liability (or give to any other person the right to cause such a creation, maturation or acceleration), (iv) violate any applicable Law or violate any judgment or order of any Governmental Body to which Seller or Evansville is subject or by which any of the Purchased Assets may be bound or Assumed Liabilities or affected, or (v) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets or give to any other person any interest or right therein. Except as disclosed in Schedule 3.04, no consent,
                                                  -------------
approval or authorization of, or registration or filing with, any person is required in connection with the execution and delivery by Seller of this Agreement or any of the Other Agreements to which it is or is to become a party pursuant to the provisions hereof or the consummation by Seller of the transactions contemplated hereby or thereby, other than approvals which have been obtained.


     3.05. Financial Information.
           ---------------------

             (a) Records. The books of account and related records of Seller and
                 -------
Evansville reflect accurately the Purchased Assets and Assumed Liabilities.

             (b) Financial Statements. Attached as Exhibit F are the balance
                 --------------------              ---------
sheet and related statements of operations and retained earnings and cash flows for Seller and Evansville at December 31, 1993 and December 31, 1994 and for the years then ended, as reviewed by Selden, Fox and Associates, Ltd., the balance sheet and related statements of operations and retained earnings and cash flows for Seller and Evansville at December 31, 1992, except that with respect to Evansville, such information is limited to the tax returns filed for the fiscal years ended on such dates, and an unaudited and unreviewed combined interim balance sheet and income statement for Seller and Evansville at June 30, 1995 and for the six-month period then ended (collectively, the "Financial Statements"). GAAP, subject to the exceptions in clauses (A) and (B) of the immediately succeeding sentence, is referred to herein as the "Historical Accounting Principles". The Financial Statements and the Audited Year End Financial Statements (i) are accurate, correct and complete in accordance with the books of account and records of Seller and Evansville, (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, except that (A) the interim financial statements contain no footnotes or year-end adjustments and (B) the Financial Statements vary from GAAP as disclosed on Schedule 3.05, and (iii)
                                                    -------------
fairly present the financial condition, assets and liabilities and results of operation of Seller and Evansville at the dates and for the relevant periods indicated in accordance with the Historical Accounting Principles. The Audited Year-End Financial Statements and the Closing Balance Sheet, when delivered, (A) shall be accurate, correct and complete in accordance with the books of account and records of Seller and Evansville, (B) shall have been prepared in accordance with the Accounting Principles on a basis consistent with the Financial Statements (but only to the extent that such consistency does not violate the Accounting Principles), and (C) shall fairly present the Purchased Assets and Assumed Liabilities at dates thereof and the earnings of Seller and Evansville for the periods then ended in accordance with the Accounting Principles.

     3.06. No Changes. Except as provided on Schedule 3.06, since December 31,
           ----------                        -------------
1994, each of Seller and Evansville has conducted its business only in the ordinary course. Without limiting the generality of the foregoing sentence, except as provided in Schedule 3.06, since December 31, 1994, there has not been
                      -------------
any: (i) material adverse change in the financial condition, assets, liabilities, net worth, earning power, business or prospects of Seller or Evansville; (ii) material damage or destruction to any of the Purchased Assets, whether or not covered by insurance; (iii) strike or other labor trouble at Seller or Evansville; (iv) declaration or payment of any dividend or other distribution on or with respect to or redemption or purchase by Seller or Evansville of any shares of capital stock of Seller or Evansville, other than cash dividends identified in Schedule 3.06; (v) increase in the salary, wage or
                             -------------
bonus of any employee of Seller or Evansville, other than increases in wages on the anniversary dates for employees according to normal practice previously disclosed to Buyer in writing; (vi) asset acquisition, including capital expenditure, in excess of $25,000 in the aggregate, other than the purchase of inventory in the ordinary course of business and other than the purchase of water purification equipment for resale to customers in the ordinary course of business; (vii) change in any method of accounting used by Seller or Evansville;
(viii) payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on Schedule 3.16; (ix) disposition of
                                             -------------
any asset (other than inventory in the ordinary course of business) for more than $25,000 in the aggregate or for less than fair market value; (x) payment, prepayment or discharge of any liability other than in the ordinary course of business or any failure to pay any liability when due; (xi) write-offs or write-downs of any assets of Seller or Evansville in excess of $15,000 in the aggregate; (xii) creation, termination or amendment of, or waiver of any right under, any material agreement of Seller or Evansville; or (xiii) agreement or commitment to do any of the foregoing.

     3.07. Taxes. Seller has filed or caused to be filed on a timely basis
           -----
(including extensions), or will file or cause to be filed on a timely basis, all returns for all federal, state, local or foreign income, franchise sales, transfer or withholding taxes that are required to be filed by it prior to or on the Closing Date, pursuant to the Law of each governmental authority with taxing power over it. All such tax returns were or will be, as the case may be, correct and complete in accordance with applicable Law. Seller has paid all taxes that have or will become due as shown on such tax returns or pursuant to any assessment received as an adjustment to such Tax Returns, except such taxes, if any, as are being contested in good faith and disclosed on
Schedule 3.07. Except as disclosed in Schedule 3.07, Seller is not currently the
-------------                         -------------
beneficiary of any extension of time within which to file any tax return for taxes. No claim has been made by a taxing authority of a jurisdiction where Seller does not file tax returns for taxes that it is or may be subject to taxation in that jurisdiction. Except to the extent included in the Assumed Liabilities, Seller has withheld and paid all taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Seller has made a valid election to be treated as an "S" corporation under the Internal Revenue Code of 1986, as amended (the "Code").

     3.08. Title. Seller has good, valid and marketable legal and equitable
           -----
title to all of the Purchased Assets. To the knowledge of Seller, the Purchased Assets are not subject to any adverse claim. At the Closing, Buyer shall acquire good, valid and marketable legal and equitable title to the Purchased Assets, free and clear of any and all Encumbrances, other than the Encumbrances identified on Schedule 3.08 and liens for current taxes not yet due.
              -------------

     3.09. Inventory. All of the inventory included in the Purchased Assets is
           ---------
valued on the books and records of Seller and in the Financial Statements at lower of cost or market, the cost thereof being determined on a first-in, first-out basis in accordance with GAAP. All of the finished goods inventory included in the Purchased Assets is in good, merchantable and usable condition and is saleable in the ordinary course of the business within a customary period of time, and all of the raw materials and work-in-process inventory of Seller can reasonably be expected to be consumed in the ordinary course of business within a customary period of time. None of Seller's inventory is obsolete, has been consigned to others or is on consignment from others.

     3.10. Receivables. Schedule 3.10 discloses all trade and other accounts
           -----------  -------------
receivable included in the Purchased Assets ("Receivables") outstanding as of May 31, 1995 presented on an aged basis and separately identifies the name of each account debtor and the total amount of each related Receivable. All Receivables, whether reflected on the Closing Balance Sheet or disclosed on
Schedule 3.10, arose or will arise from bona fide sale transactions of Seller,
-------------
and no portion of any Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute, except as provided in Schedule 3.10. Except to the
                                                  -------------
extent of the recorded reserve for doubtful accounts specified on the Closing Balance Sheet, all of the Receivables are collectible in the ordinary course of business and will be fully collected within 180 days after having been created using commercially reasonable efforts, subject to the bankruptcy of an account debtor prior to the date of this Agreement.

     3.11. Business; Condition of Assets. Seller is engaged in the business of
           -----------------------------
furnishing, installing, maintaining and servicing equipment and related supplies used in systems to treat water (the "Business") and no other business. The Purchased Assets are in good operating condition and repair and are suitable for the purposes for which they are used in the Business. All of the Purchased Assets are reflected on the Interim Balance Sheet or, under GAAP, are not required to be reflected thereon; and the Purchased Assets include all assets that are used in the operation of the Business.

      3.12. No Pending Litigation or Proceedings. Except as disclosed in
            ------------------------------------
Schedule 3.12 or 3.22, no action, suit, investigation, claim or proceeding of
-------------    ----
any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Body or arbitrator ("Litigation") is pending or, to the knowledge of Seller, overtly threatened against or affecting Seller, the Business, any of the Purchased Assets, or any of the transactions contemplated by this Agreement or any Other Agreement, and, to the knowledge of Seller, there is no basis for any Litigation against Seller or the Purchased Assets. Except as provided in Schedule 3.12, Seller has not been a party to any other material
            -------------
Litigation since May 31, 1990. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting Seller, the Stockholders, the Business, any of the Purchased Assets, or any of the transactions contemplated by this Agreement or any Other Agreement. Seller does not have pending any Litigation against any third party.

      3.13. Contracts; Compliance. Disclosed on Schedules 3.13, 3.15, 3.16 or
            ---------------------               --------------------------
3.20 is a brief description of each contract, lease, indenture, mortgage,
----
instrument, commitment or other agreement, arrangement or understanding, oral or written, formal or informal, included in the Purchased Assets or Assumed Liabilities that (i) is material to the Business, (ii) involves the purchase, sale or lease of any asset, materials, supplies, inventory or services in excess of $25,000 per year, (iii) has an unexpired term of more than six months from the date hereof, taking into account the effect of any renewal options, (iv) relates to the borrowing or lending of any money or guarantee of any obligation in excess of $25,000, (v) limits the right of Seller (or, after the Closing Date, Buyer or its Affiliates) to compete in any line of business or otherwise restricts any right Seller (or, after the Closing Date, Buyer or its Affiliates) may have, (vi) is an employment or consulting contract other than pursuant to the form of "at will" employment agreement previously delivered to Buyer to which all of Seller's employees are a party, or (vii) was not entered into in the ordinary course of business (each, a "Contract" and collectively, the "Contracts"). Each Contract is a legal, valid and binding obligation of Seller and is in full force and effect, subject to applicable bankruptcy and moratorium laws and equitable principles affecting the scope and enforcement of creditors' rights generally. Seller and, to the knowledge of Seller, each other party to each Contract has performed all obligations required to be performed by it thereunder and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and, to the knowledge of Seller, no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any person the right to cause such a termination or would cause an acceleration of any obligation thereunder. Except as provided on Schedule 3.13, Seller is not
                                              -------------
currently renegotiating any Contract nor has Seller received any notice of non-renewal or price increase or sales or production allocation with respect to any Contract.

      3.14. Permits; Compliance With Law. To the knowledge of Seller, Seller
            ----------------------------
holds all permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under any applicable Law in connection with the operation of the Purchased Assets and the Business (each, a "Permit" and collectively, the "Permits"). Each

Permit is valid, subsisting and in full force and effect. Seller is in material compliance with and has fulfilled and performed its obligations under each Permit, and, to Seller's knowledge, no event or condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that could constitute a material breach or default under any Permit. Except as disclosed on Schedule 3.14, Seller has not been since May 31, 1990, nor is it
             -------------
currently in violation of any Law and has received no notice of any violation of Law, and, to the knowledge of Seller, no event has occurred or condition or state of facts exists that could give rise to any such violation. Seller has not received any notice of non-renewal of any Permit.

      3.15. Real Property. The Purchased Assets include no fee interest in any
            -------------
real property other than the Detroit Real Estate. Seller has fee simple title to the Detroit Real Estate, free and clear of all Encumbrances, other than (i) easements, covenants, rights of way and other encumbrances or restrictions of record that do not either adversely affect the value of the Detroit Real Estate or prohibit or interfere with the operations of the Business, (ii) zoning restrictions, (iii) liens for current taxes not yet due, and (iv) as described in Schedule 3.15. All structures and other improvements on the Detroit Real
   -------------
Estate are within the lot lines and do not encroach on the properties of any other person, and (subject to obtaining the Zoning Map Amendment pursuant to
Section 1.14 of this Agreement and to the Seller's knowledge) the use and operation of the Detroit Real Estate conform in all material respects to all applicable building, zoning, safety and subdivision Laws, and other Laws, and all restrictive covenants and restrictions on conditions affecting title.
Schedule 3.15 discloses and summarizes all real properties currently used (but
-------------
not owned) or leased by Seller and included in the Purchased Assets (collectively, the "Leased Real Property"). Subject to the express terms and conditions of such leases, Seller has the right to quiet enjoyment of all Leased Real Property for the full term, including all renewal rights, of the lease or similar agreement relating thereto. Seller has not received any written or oral notice of assessments for public improvements or condemnation against the Detroit Real Estate or any Leased Real Property. To the knowledge of Seller, the relationships between Seller and the lessors of the Leased Real Property are such that there are no existing disputes with such lessors, and no notices of defaults under any such leases have been received by Seller or forwarded by Seller. The lease term under Seller's lease for its Peoria, Illinois facility has lapsed, and Seller is a month-to-month tenant for said facility.

      3.16. Transactions With Related Parties. No Related Party is a party to
            ---------------------------------
any transaction, agreement or understanding with Seller except pursuant to arrangements disclosed on Schedule 3.16 and except for dividends properly
                          -------------
reflected as such in the Financial Statements. No Related Party uses any of the Purchased Assets except directly in connection with the Business, and, except as disclosed on Schedule 3.16, no Related Party owns or has any other interest in
             -------------
any Purchased Asset or other asset used in the Business. Except as disclosed on
Schedule 3.16, as otherwise expressly provided hereby or by any Other Agreement
-------------
or as otherwise may be mutually agreed after the Closing Date, (i) no Related Party will at any time after the Closing Date for any reason, directly or indirectly, become entitled to receive any payment or transfer of money or other property of any kind from Buyer, and (ii) Buyer will not at any time after the Closing Date for any reason, directly or indirectly, be or become subject to any obligation to any Related Party. Schedule 3.16 also discloses all businesses
                                 -------------
previously conducted by Seller during the last five years (whether or not such businesses have been discontinued, sold or spun off, such as

Enviropure), all businesses currently operated by Seller that were not operated by Seller continuously during the last five years (such as Evansville), and all businesses currently treating waste streams containing materials requiring special handling and recycling operated by any Related Party in close proximity to the Leased Real Property. For purposes of this Agreement, "Related Party" means (i) Seller and the Stockholders, (ii) any Affiliate of Seller or the Stockholders, including Enviropure, (iii) any officer or director of any person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural person identified in any one of the preceding clauses. For purposes of this Agreement, "Affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person.

      3.17. Labor Relations. To the knowledge of Seller, the relations of Seller
            ---------------
with its employees are good. No employee of Seller is represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the knowledge of Seller, threatened against, involving, affecting or potentially affecting Seller. Except as disclosed in
Schedule 3.17, no complaint against Seller is pending or, to the knowledge of
-------------
Seller, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of Seller. Except as provided on Schedule 3.17,
                                                           -------------
Seller has no contingent liability for sick leave, vacation time, severance pay or any similar item not fully reserved on the Interim Balance Sheet.
Seller has no contingent liability for any occupational disease of any of its employees, former employees or others. Neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the transactions contemplated hereby will trigger any severance pay obligation under any contract or under any Law.

      3.18. Products Liability; Warranties. Except as disclosed on Schedule
            ------------------------------                         --------
3.18, no product manufactured, distributed or sold by Seller to others is or,
----
to the knowledge of Seller, has been alleged to have been defective or improperly designed or manufactured. No product manufactured, distributed or sold by Seller is in breach of any express or implied product warranty, other than as shall be fully reserved in the warranty reserve on the Closing Balance Sheet. Schedule 3.18 discloses and describes, or Seller has previously
       -------------
delivered to Buyer, the terms of all express product warranties made by Seller under which Buyer may have liability after the Closing Date.

      3.19. Insurance. Schedule 3.19 discloses all liability insurance policies
            ---------  -------------
 on an "occurrence" basis with respect to which Seller is the owner, insured or beneficiary.

      3.20. Intellectual Property Rights. Schedule 3.20 discloses all of the
            ----------------------------  -------------
trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by Seller in or applicable to the Business. Seller has the entire right, title and interest in and to, or has the perpetual royalty-free right to use, the intellectual property rights disclosed on
Schedule 3.20 and all other processes, know-how, show-how, formulae, trade
-------------
secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, and other proprietary rights necessary or applicable to or advisable for use in the Business ("Intellectual Property"), free and clear of all Encumbrances, and all Intellectual Property is included in the Purchased Assets. Schedule 3.20 separately discloses all
                                  -------------
Intellectual Property under license. The Intellectual Property is valid and, to the knowledge of Seller, not the subject of any interference, opposition, reexamination or cancellation. To the knowledge of Seller, no person is infringing upon nor has any person misappropriated any Intellectual Property nor is Seller infringing upon the intellectual property rights of any other person.

     3.21. [Not Used].
            --------

     3.22. Environmental Matters. Except as disclosed in Schedule 3.22:
           ---------------------                         -------------

               (a) Compliance; No Liability. Seller has operated the Business
                   ------------------------
and each parcel of real property now or previously owned or leased by it ("Real Property") in compliance with all applicable Laws in effect on the date hereof and on the Closing Date relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories ("Environmental Laws"). Seller is not subject to any liability, penalty or expense (including legal fees) and Buyer will not hereafter suffer or incur any loss, liability, penalty or expense (including legal fees) by virtue of any violation by Seller of any Environmental Law occurring on or prior to the Closing Date, any environmental activity conducted on or with respect to any real property on or prior to the Closing Date or any environmental condition existing on or with respect to any real property on or prior to the Closing Date, in each case whether or not Seller permitted or participated in such act or omission.


               (b) Treatment; CERCLIS. Except directly in connection with
                    ------------------
providing products and services to customers in the ordinary course of the Business, Seller has not treated, stored or recycled of any hazardous substance, as defined by any Environmental Law, or any other material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof ("Regulated Material") on any real property, and no other person has treated, stored, recycled or disposed of any Regulated Material on any part of the Real Property. Seller has not disposed of any Regulated Material on the Real Property except in accordance with applicable Environmental Law. There has been no release of any Regulated Material at, on or under any Real Property. Seller has not transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or proposed for listing on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or the National Priorities List pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq as
                                                                -- ---
amended ("Superfund") or any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against Buyer for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund. None of the Real Property is listed or, to the knowledge of Seller, proposed for listing on the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup.

               (c) Notices; Existing Claims; Certain Regulated Materials;
                   -----------------------------------------------------
Storage Tanks. Seller has not received any request for information, notice of
-------------
claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. Seller is not required to place any notice or restriction at any Real Property or in any deed to any Real Property relating to the presence of any Regulated Material. Seller has provided to Buyer a list of all sites to which Seller has transported any Regulated Material for recycling, treatment, storage or disposal. There has been no past, and there is no pending or contemplated, claim by Seller under any Environmental Law based on actions of others that may have impacted on the Real Property, and Seller has not entered into any agreement with any person regarding any Environmental Law, remedial action or other environmental liability or expense. No polychlorinated biphenyls or friable asbestos is present on or in any structure or equipment located on any Real Property. All storage tanks located on the Leased Real Property, whether underground or aboveground, are disclosed on Schedule 3.22,
                                                               -------------
and all such tanks and associated piping are in sound condition and are not leaking and have not leaked.

               (d) No Notices. The Illinois Responsible Property Transfer Tax
                   ----------
Act (765 ILCS 90/1 through 7 (1994)) does not apply to the consummation of the transactions contemplated hereby. No notices or filings shall be required or other obligations will be imposed upon Seller or Buyer under any other applicable state Environmental Laws upon consummation of the transactions contemplated hereby.

     3.23. Customer Relations. Except as provided on Schedule 3.23, there exists
           ------------------                        -------------
no condition or state of facts or circumstances involving Seller's customers, suppliers, distributors or sales representatives that Seller can reasonably foresee that could adversely affect the Business after the Closing Date.

     3.24. Finders' Fees. Seller has not employed any broker or finder or
           -------------
incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any Other Agreement.

     3.25. Disclosure. None of the representations or warranties of Seller
           ----------
contained herein and none of the information contained in the Schedules referred to in Article III is false or misleading in any material respect or omits to
      -----------
state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     As an inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

     4.01. Organization. Buyer is a corporation duly organized, validly existing
           ------------
and in good standing under the laws of the Commonwealth of Massachusetts, and has the corporate power and authority to own or lease its properties, carry on its business, enter into this

Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

     4.02. Authorization; Enforceability. This Agreement and each Other
           -----------------------------
Agreement to which Buyer is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy and moratorium laws and equitable principles affecting the scope and enforcement of creditors' rights generally. Each Other Agreement to which Buyer is to become a party pursuant to the provisions hereof, when executed and delivered by Buyer, will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms of such Other Agreement, subject to applicable bankruptcy and moratorium laws and equitable principles affecting the scope and enforcement of creditors' rights generally. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Buyer.

     4.03. No Violation of Laws; Consents. Neither the execution and delivery of
           ------------------------------
this Agreement or any other Agreement to which Buyer is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Buyer will: (i) contravene any provision of the Governing Documents of Buyer, or (ii) violate any Law or any judgment or order of any Governmental Body to which Buyer is subject or by which any of its assets may be bound or affected. No consent, approval or authorization of, or registration or filing with, any person is required in connection with the execution and delivery by Buyer of this Agreement or any of the Other Agreements to which Buyer is or is to become a party pursuant to the provisions hereof or the consummation by Buyer of the transactions contemplated hereby or thereby, other than (A) approvals which have been obtained, (B) the approval of FNB in connection with Buyer's credit facility with FNB, which approval shall be obtained prior to Closing, and (C) listing of the USF Common Shares included in the Purchase Price on the New York Stock Exchange.

     4.04. No Pending Litigation or Proceedings. No Litigation is pending or, to
           ------------------------------------
the knowledge of Buyer, threatened against or affecting Buyer in connection with any of the transactions contemplated by this Agreement or any Other Agreement to which Buyer is or is to become a party. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting Buyer in connection with the transactions contemplated by this Agreement or any Other Agreement to which Buyer is or is to become a party.

     4.05. Capitalization. Buyer's authorized capital consists of (i) 75,000,000
           --------------
USF Common Shares, of which 22,226,676 shares were issued and outstanding as of July 17, 1995, and 8,958,861 shares were reserved for issuance on exercise of outstanding warrants or option or upon conversion of outstanding convertible securities, or otherwise as of July 17, 1995; and (ii) 3,000,000 shares of Preferred Stock, $.10 par value, of which (A) 880,000 shares were issued and outstanding and subject to the Certificate of Designations of the Series A Voting Cumulative Convertible Preferred Stock and (B) 139,518 shares were issued and outstanding and subject to the Certificate of Designations of the Series B Voting Convertible Preferred Stock.

     4.06. SEC Filings. Buyer has delivered or made available to the
           -----------
Stockholders Buyer's Annual Report to stockholders and Form 10-K for the fiscal year ending March 31, 1994, its Form 10-Q for the fiscal quarters ended June 30, 1994, September 30, 1994 and December 31, 1994, its proxy statement relating to its annual meeting of stockholders held on September 14, 1994 and its special meeting of stockholders held on February 17, 1995 and its annual meeting to be held on September 11, 1995, its Forms 8-K and 8-K/A filed since March 31, 1994, its prospectus dated April 26, 1995, and its Annual Report to stockholders and Form 10-K for the fiscal year ended March 31, 1995. Such documents constitute all of the filings required to be made by Buyer under the Securities Exchange Act of 1934 since the end of its most recent fiscal year.

     4.07. Authorization of USF Common Shares. The issuance of the USF Common
           ----------------------------------
Shares as part of the Purchase Price has been duly authorized by Buyer's Board of Directors, and upon issuance and delivery under the terms hereof, all such shares shall be duly authorized by all necessary corporate action, validly issued, fully paid and nonassessable.

     4.08. Finders' Fees. Buyer has not employed any broker or finder or
           -------------
incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions comtenplated hereby.


     4.09. Form S-3. Buyer is currently eligible to file with the Securities
           --------
and Exchange Commission a registration statement on Form S-3 to register the USF Common Shares for resale in a secondary offering.

                                   ARTICLE V
                               CERTAIN COVENANTS
                               -----------------

     5.01. Conduct of Business Pending Closing. From and after the date hereof
           -----------------------------------
and until the Closing Date, unless Buyer shall otherwise consent in writing, Seller shall conduct its affairs as follows:

               (a) Ordinary Course; Compliance. The Business shall be conducted
                   ---------------------------
only in the ordinary course and consistent with past practice. Seller shall maintain the Purchased Assets and Assumed Liabilities consistent with past practice and shall comply in a timely fashion with the provisions of all Contracts and Permits and its other agreements and commitments. Seller shall use good faith reasonable efforts to keep its business organization intact, keep available the services of its present employees and preserve the goodwill of its suppliers, customers and others having business relations with it. Seller shall maintain in full force and effect its policies of insurance, subject only to variations required by the ordinary operations of the Business, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

               (b) Transactions. Seller shall not: (i) make any distribution
                   ------------
with respect to its capital stock, other than as provided in Section 5.18; (ii)
                                                             ------------
enter into any contract or commitment the performance of which may extend beyond the Closing Date, except those made in the ordinary course of business, the terms of which are consistent with past practice; (iii) enter into any employment or consulting contract or arrangement that is not terminable at will and without penalty or continuing obligation; (iv) fail to pay any liability or charge when due, other than liabilities contested in good faith by appropriate proceedings; (v) take any action that is reasonably likely to result in the occurrence of any event set forth in Section 3.06; or (vi) take any
                                            ------------
action or omit to take any action that will cause a breach or termination of any Contract, other than termination by fulfillment of the terms thereunder.

               (c) Access, Information and Documents. Seller shall give to Buyer
                   ---------------------------------
and to Buyer's employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, tax returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their workpapers concerning Seller) of Seller and shall furnish to Buyer all such documents and copies of documents and all information with respect to the properties, liabilities and affairs of Seller as Buyer may reasonably request.

     5.02. Publicity. Neither Seller, Buyer nor any Stockholder shall issue any
          ---------
press release or otherwise make any announcements to the public or the employees of Seller with respect to this Agreement without the prior written consent of the other, except as required by Law. This Section shall expire on the 10th day after the Closing Date.

     5.03. Fulfillment of Agreements. Each party hereto shall use good faith
           -------------------------
reasonable efforts to cause all of those conditions to the obligations of the other under Article VI that are not beyond its reasonable control to be
            ----------
satisfied on or prior to the Closing and shall use its good faith reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Seller shall, prior to Closing, obtain the consents identified in Schedule 3.04.
                                                                  -------------

     5.04. Certain Transitional Matters.
           ----------------------------

               (a) Collection of Accounts Receivables. Seller agrees that Buyer,
                   ----------------------------------
after the Closing Date, shall have the right and authority to collect for Buyer's own account all accounts receivable and other items included in the Purchased Assets.

               (b) Endorsement of Checks. After the Closing Date, Buyer shall
                   ---------------------
have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Buyer on account of any of the Business and Purchased Assets transferred to Buyer hereunder.

               (c) Remit Funds. After the Closing Date, Seller and the
                   -----------
Stockholders shall promptly transfer and deliver to Buyer any cash or other property, if any, that Seller or the Stockholders may receive related to the Purchased Assets.

               (d) Assumed Liabilities Controlled by Buyer. After the Closing
                   ---------------------------------------
Date, Buyer shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any Assumed Liability, and Buyer shall have the right to conduct and control all negotiations and proceedings with respect thereto. Seller and the Stockholders shall notify Buyer immediately of any claim made with respect to any Assumed Liability and shall not, except with the prior written consent of Buyer, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any Assumed Liability. Seller and the Stockholders shall cooperate with Buyer in connection with any negotiations or proceedings involving any Assumed Liability.

               (e) Use of Names. Promptly after Closing, Seller shall change its
                   ------------
name to a name bearing no resemblance to its present name, and neither Seller nor the Stockholder shall directly or indirectly use the names "Continental H\\2\\O Services" or "Interlake" or "Evansville".

               (f) Insurance. Following the Closing, Seller shall, to the extent
                   ---------
that coverage under Seller's insurance policies extends to include the Business or the Purchased Assets in respect of claims or occurrences concerning Seller on or prior to the Closing Date, (i) take no action to eliminate or reduce such coverage, other than normal elimination or reduction of coverage as they occur by virtue of the filing of claims in the ordinary course under such insurance policies, (ii) pay when due any premiums under such policies, including retrospective or retroactive premium adjustments, and (iii) use their good faith reasonable efforts to assist in filing and processing claims under, and otherwise cooperate with Buyer and its successors to allow them, in their own names, or on behalf of Seller, to obtain all coverage benefits applicable to the Business under such insurance policies, including the execution of assignments or powers of attorney for the benefit of Buyer. Any proceeds of insurance paid by an insurer to Seller or the Stockholders for claims of Buyer made in accordance with this Section shall be promptly paid to Buyer.

               (g) Assistance. Seller and the Stockholders shall cooperate with
                   ----------
and assist Buyer and its authorized representatives in order to provide, to the extent reasonably requested by Buyer, an efficient transfer of control of the Purchased Assets and Assumed Liabilities and to avoid any undue interruption in the activities and operations of the Business following the Closing Date.

     5.05. No Solicitation of the Employees of the Business. For a period of
           ------------------------------------------------
five years from and after the Closing Date, neither Seller nor the Stockholders shall induce or seek to induce to leave the employ of Buyer or any of its Affiliates, or, without the prior written consent of Buyer, employ or otherwise use the services of, any employee employed in the Business, other than any such employee whose employment is terminated by Buyer or any of its Affiliates prior to such time.

     5.06. Seller's Employees. Except as contemplated by written employment
           ------------------
agreements signed by Buyer on or before the date hereof, Buyer shall have the right, but not the obligation to employ any or all of the employees of Seller; provided, however, that Buyer shall hire at least that number of Seller's
--------  -------
employees that will not give rise to mandatory notice under the Worker Adjustment Retraining Notification Act, 29 U.S.A. (SS) 2101-2109.

     5.07. Severance and Termination Payments. Seller is retaining all liability
           ----------------------------------
for any severance or termination payments, if any, due to those of Seller's employees that Buyer hires effective immediately after the Closing Date, which liability results from such hiring. Buyer shall pay all liability for any severance or termination payments, if any, due to those of Seller's employees that Buyer does not hire immediately after the Closing Date; provided, however, that Buyer's liabilities
                                    --------  -------
for such payments shall be limited to those amounts that would have been paid to such employees had Buyer's current severance plan determined the amount of such payments.

     5.08. Certain Employee Benefit Matters. Seller shall retain all liability
           --------------------------------
for and assets related to all of the Benefit Plans (as defined below) for all of its employees and former employees of Seller, except that Buyer shall assume any such assets and liabilities included in the Closing Balance Sheet in the amounts shown thereon. All employees of Seller hired by Buyer after the Closing Date will receive such salaries and be covered by the benefit plans that Buyer, in its discretion, shall offer to such employees as part of their employment arrangement with Buyer, and Buyer shall be solely liable for all such salaries and benefits. All employees of Seller hired by Buyer immediately after the Closing Date shall be credited for their length of service with Seller under Buyer's Benefit Plans; provided, however, that if any such employee is entitled
                       --------  -------
to vacation benefits under Seller's current vacation plan in excess of three weeks, such employees shall be entitled under Buyer's vacation plan to such number of vacation days that such employee would have been entitled under Seller's current vacation plan up to a maximum of four weeks. For purposes of this Agreement, "Benefit Plan" includes all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement, whether or not funded and whether or not terminated, (i) maintained or sponsored by Seller, Evansville or any corporation that may be aggregated with Seller under Sections 414(b),
(c), (m) or (o) of the Code, or (ii) with respect to which Seller has or may have liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of Seller or their beneficiaries, or (iv) as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder.

     5.09. Profit Sharing Plan. Each employee of Seller who is hired by Buyer
           -------------------
within thirty days after Closing (a "Seller Employee") who was a participant in the Continental H\\2\\O Services, Inc. Employees Profit Sharing Plan and Trust ("Seller's Profit Sharing Plan") on the Closing Date shall become a participant in the United States Filter Corporation 401(k) Plan, and service with Seller shall be deemed to be service with Buyer. Subsequent to the Closing Date, Seller shall cause the trustees of Seller's Profit Sharing Plan to make lump sum distributions available to Seller Employees of their account balances under Seller's Profit Sharing Plan as of the dates of the Seller Employees' termination of employment with Seller; provided, however, that (i) Seller's
                                       --------  -------
Profit Sharing Plan as of the dates of distribution of such benefits meets all of the qualification requirements for a profit sharing plan under Section 401(a) of the Code; and (ii) Seller's Profit Sharing Plan permits lump sum distributions to its participants by reason of termination of employment, with spousal consent if necessary. Buyer will permit Seller Employees who receive such lump sum distributions to roll them over to Buyer's Profit Sharing Plan, either as direct rollovers from the trustee of Seller's Profit Sharing Plan to the trustee of Buyer's 401(k) Plan as directed by such Seller Employees or by the Seller Employees to the trustee under Buyer's 401(k) Plan, within sixty days after receiving the lump sum distributions from the trustee of Seller's Profit Sharing Plan.

     5.10. Workers' Compensation and Disability Claims.
           -------------------------------------------

               (a) Seller's Liability. Seller shall remain liable for all
                   ------------------
liability, whether due or to become due, whether accrued, absolute, contingent or otherwise, for all workers' compensation, disability and occupational diseases of or with respect to all of Seller's employees attributable to injuries, claims, conditions, events and occurrences occurring on or before the Closing Date.

               (b) Buyer's Liability. Buyer shall be liable for all liability,
                   -----------------
whether due or to become due, whether accrued, absolute, contingent or otherwise, for all workers' compensation, disability and occupational diseases of or with respect to all of employees of Seller hired by Buyer attributable to injuries, claims, conditions, events and occurrences first occurring after the Closing Date.

     5.11. Lease Arrangement. Florence E. Stockdale shall lease the real estate
           -----------------
identified on Schedule 5.11 to Buyer pursuant to the terms of the lease
              -------------
agreement attached as Exhibit H (the "Broadview Lease Agreement"), and the
                      ---------
Seller shall lease the Detroit Real Estate to Buyer pursuant to the terms of the Lease Agreement attached as Exhibit E-2 (the "Detroit Lease Agreement").
                            -----------

     5.12. Covenant Not to Compete.
           -----------------------

               (a) Restriction. For a period of two years from and after the
                   -----------
Closing Date, neither Seller nor the Stockholders (other than Melody S. Williamson and Florence E. Stockdale for the operations currently conducted by Enviropure consistent with past practice) shall, unless acting as an officer or employee of Buyer or its Affiliates, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an officer, employer, stockholder, partner or otherwise with, any business that at any relevant time during such period directly or indirectly competes with Buyer or its Affiliates in the Business in the States of Illinois, Indiana, Ohio, Michigan and Wisconsin. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section.

               (b) Enforcement. The restrictive covenant contained in this
                   -----------
Section is a covenant independent of any other provision of this Agreement and the existence of any claim that Seller may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. Seller agrees that Buyer's remedies at law for any breach or threat of breach by Seller of the provisions of this Section will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law or equity. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Buyer seeks to enforce this covenant. Should any provision of this Section be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

     5.13. Acquisition Proposals. Neither Seller nor the Stockholder shall nor
           ---------------------
shall they permit any of their Affiliates to, directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals from, engage or participate in any negotiations or discussions with, provide any confidential information or data to, or enter into or authorize any agreement or understanding with, any person or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any substantial part of the Purchased Assets or the Business or any of the capital stock of Seller, whether by merger, purchase of capital stock or assets or otherwise.

     5.14. Confidentiality. The confidentiality letter agreement dated November
           ---------------
1, 1994, as supplemented by letters dated March 28, 1995 and April 1, 1995 (the "Confidentiality Agreement") shall survive termination of this Agreement for any reason if there shall be no Closing. otherwise, the Confidentiality Agreement shall terminate on the Closing Date.

     5.15. Occupancy of Enviropure. Within 180 days after the Closing Date, the
           -----------------------
Stockholders shall cause Enviropure to completely vacate the Broadview, Illinois property and within 120 days after the Closing Date, the Stockholders shall cause Enviropure to completely vacate the Detroit Real Estate. So long as Buyer or any Affiliate of Buyer is a party to the Lease Agreements, neither Seller nor the Stockholders shall, nor shall they permit any Related Party to, occupy in close proximity to any Leased Real Estate any property on which waste streams containing materials requiring special handling and recycling are treated.

     5.16. Right of Inspection. Seller shall have the right to inspect during
           -------------------
normal business hours the books, records, manuals, documents and books of account related to the Business for purposes of preparing Seller's income tax returns and otherwise complying with applicable Law; provided, however, that
                                                     --------  -------
such right shall not interfere with the normal operations of the Business or impose any costs or expenses on Buyer. Buyer shall retain all books, records, manuals, documents and books of account of Seller relating to the Business for seven years after the Closing Date.

     5.17. Merger of Evansville. The Stockholders shall cause the merger of
           --------------------
Evansville into Seller prior to Closing. The parties hereto agree that the merger of Evansville into Seller shall, for purposes of this Agreement, be deemed to be effective immediately prior to the Closing Date.

     5.18. Dividends. Seller shall not prior to Closing make, pay or declare any
           ---------
dividend or other distribution with respect to its capital stock, except that Seller may declare and pay such cash dividends in such amounts that will not in the aggregate, in Seller's best reasonable estimation, cause the Net Tangible Book Value of the Purchased Assets as of the Closing Date to be less than $9,025,479.

                                  ARTICLE VI
                      CONDITIONS TO CLOSING: TERMINATION
                      ----------------------------------

     6.01. Conditions Precedent to Obligation of Buyer. The obligation of Buyer
           -------------------------------------------
to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by Buyer at Buyer's sole option:

               (a) Bringdown of Representations and Warranties; Covenants. Each
                   ------------------------------------------------------
of the representations and warranties of Seller and the Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Each of Seller and the Stockholders shall have performed in all respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

               (b) Litigation. No statute, regulation or order of any
                   ----------
Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect Buyer's ownership of the Purchased Assets, and there shall not have been overtly threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or any of the Other Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions.

               (c) No Material Adverse Change. Between the date hereof and the
                   --------------------------
Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the Purchased Assets, the Assumed Liabilities, or the results of operations, prospects or condition, financial or otherwise, of the Business.

               (d) Closing Certificate. Seller and the Stockholders shall have
                   -------------------
delivered a certificate, dated the Closing Date, in such detail as Buyer shall request, certifying to the fulfillment of the conditions set forth in subparagraphs (a), (b) and (c) of this Section 6.01. Such certificate shall
                                       ------------
constitute a representation and warranty of Seller and the Stockholders with regard to the matters therein for purposes of this Agreement.


               (e) Indemnity Escrow Agreement. The Indemnity Escrow Agreement
                   --------------------------
shall have been executed and delivered by all parties thereto.

               (f) Lease Agreements. The Broadview Lease Agreement shall have
                   ----------------
been executed and delivered by Florence E. Stockdale, and the Detroit Lease Agreement shall have been executed and delivered by Seller.

               (g) Evansville Merger. Evansville shall have been duly merged
                   -----------------
into Seller under applicable state law under terms and conditions acceptable to Buyer.

               (h) Consents. Seller shall have received the consents, approvals
                   --------
and actions of the persons referred to in Schedule 3.04.
                                          -------------

               (i) Option Agreement. Seller and the Stockholders shall have
                   ----------------
executed and delivered the Option and Registration Rights Agreement in the form of Exhibit I (the "Option Agreement").
   ---------

               (j) Private Placement. Buyer shall be satisfied that there shall
                   -----------------
be a valid private placement of the USF Common Shares included in the Purchase Price to be delivered pursuant to Article I, under Rule 506 under the Securities
                                  ---------
Act and under any applicable state securities laws, including representations or questionnaires or both from each Stockholder to the effect that he or she is an accredited investor under the Securities Act of 1933 and has such knowledge and experience in financial and business matters that would permit him or her to be capable of evaluating the merits and risks of an investment in such USF Common Shares.

               (k) Listing of USF Common Shares. The USF Common Shares to be
                   ----------------------------
delivered pursuant to Article I shall have been listed on the New York Stock
                      ---------
Exchange.

               (l) USF Common Share Value. The USF Common Share Value shall be
                   ----------------------
equal to or greater than $17 per share.

               (m) [Not Used].
                    --------

               (n) Title Insurance. Buyer shall have obtained for the Detroit
                   ---------------
Real Estate held by Seller final marked commitments to issue to Buyer ALTA (1990-Form B with appropriate state endorsements) owner's policies of title insurance in coverage amounts equal to the fair market values of the Detroit Real Estate, insuring good and marketable title fee simple title to the Detroit Real Estate and good title to such leasehold interests with mechanic's liens coverage and such endorsements as Buyer may have reasonably requested and with exceptions only for (i) ALTA standard printed exceptions (other than mechanic's and materialmen's liens and rights of possession), (ii) Permitted Encumbrances, and (iii) other Encumbrances acceptable to Buyer.

               (o) Surveys. With respect to the Detroit Real Estate, Buyer shall
                   -------
have received surveys of such property which conform to the standards set forth in the ALTA/American Congress on Surveying and Mapping Minimum Standard Detail Requirements for Land Title Surveys and which disclose no state of facts inconsistent with the representations and warranties of Seller set forth in
Section 3.15 hereof.
------------

               (p) Other Deliveries. Buyer shall have received:
                   ----------------

                       (i) An affidavit of Seller stating, under penalty of perjury, that it is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

                       (ii) With respect to the Detroit Real Estate, ALTA extended coverage statements/affidavits in form and substance satisfactory to Buyer's title insurer regarding title, mechanic's liens and such other customary matters as may be reasonably requested by Buyer or Buyer's title insurer.

                       (iii) With respect to the Detroit Real Estate, a certificate, duly executed and acknowledged by an officer of Seller under penalties of perjury, in the form prescribed by Treasury Regulation (S) 1,1445-2(b)(2)(iii), stating (A) Seller's name, address and Federal tax identification number, and (B) that it is not a "foreign person" within the meaning of Section 1445 of the Code.

                       (iv) Evidence of release of all liens in favor of American Midwest Bank & Trust.

               (q) Closing Documents. Buyer shall have received the other
                   -----------------
documents referred to in Section 6.03(a). All agreements, certificates, opinions
                         ---------------
and other documents delivered by Seller and the Stockholders to Buyer hereunder shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable professional judgment.

     6.02. Conditions Precedent to Obligation of Seller. The obligation of
           --------------------------------------------
Seller and the Stockholders to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by Seller or the Stockholders at their sole option:

               (a) Bringdown of Representations and Warranties: Covenants. Each
                   ------------------------------------------------------
of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Buyer shall have performed all of the covenants and complied in all respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

               (b) Litigation. No statute, regulation or order of any
                   ----------
Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby, and there shall not have been overtly threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or the Other Agreements or seeking monetary or other relief by reason of the consummation of such transactions.

               (c) Closing Certificate. Buyer shall have delivered a
                   -------------------
certificate, dated the Closing Date, in such detail as Seller and the Stockholders shall request, certifying to the fulfillment of the conditions set forth in subparagraphs (a) and (b) of this Section 6.02. Such certificate shall
                                           ------------
constitute a representation and warranty of Buyer with regard to the matters therein for purposes of this Agreement.

               (d) No Material Adverse Change. Between the date hereof and the
                   --------------------------
Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the assets, liabilities or the results of operations, prospects or condition, financial or otherwise, of USF.

               (e) Listing of USF Common Shares. The USF Common Shares to be
                   ----------------------------
delivered pursuant to Article I shall have been listed on the New York Stock
Exchange.             ---------

               (f) Indemnity Escrow Agreement. The Indemnity Escrow Agreement
                   --------------------------
shall have been executed and delivered by all parties thereto.

               (g) Lease Agreements. The Broadview Lease Agreement and the
                   ----------------
Detroit Lease Agreement shall have been executed and delivered by Buyer.

               (h) Option Agreement. Buyer shall have executed and delivered the
                   ----------------
Option Agreement.

               (i) USF Common Share Value. The USF Common Share Value shall be
                   ----------------------
equal to or greater than $15 per share.

               (j) Closing Documents. Seller shall also have received the other
                   -----------------
documents referred to in Section 6.03(b). All agreements, certificates, opinions
                         ---------------
and other documents delivered by Buyer to Seller hereunder shall be in form and substance satisfactory to counsel for Seller and the Stockholders, in the exercise of such counsel's reasonable professional judgment.

               (k) [Not Used].
                    --------

     6.03. Deliveries and Proceedings at Closing.
           -------------------------------------

               (a) Deliveries by Seller and the Stockholders. Seller and the
                   -----------------------------------------
Stockholders shall deliver or cause to be delivered to Buyer at the Closing:

                       (i) A general warranty bill of sale and instrument of assignment to the other Purchased Assets, duly executed by Seller, and a general warranty deed or deeds to the Detroit Real Property, duly executed and acknowledged by Seller and in recordable form.

                       (ii) An assignment of all transferable or assignable licenses, permits and warranties relating to the Purchased Assets and of any trademarks, trade names, patents and other Intellectual Property, duly executed and in recordable form.

                       (iii) Title certificates to any motor vehicles owned by Seller and included in the Purchased Assets duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles).

                       (iv) A cashier's or certified check drawn by Seller to the order of Buyer or wire transfer in the aggregate amount of all of Seller's cash on hand and in banks at the close of business on the date prior to the Closing Date less an amount equal to all uncleared checks that have been drawn by Seller prior to the Closing Date in payment of any

Assumed Liabilities (and Seller shall retain in such banks amounts equal to the amounts of such uncleared checks).

                       (v) Certificates of the appropriate public officials to the effect that Seller was a validly existing corporation in good standing in its state of incorporation as of a date not more than 10 days prior to the Closing Date.

                       (vi) Incumbency and specimen signature certificates dated the Closing Date, signed by the officers of Seller and certified by its Secretary.

                       (vii) True and correct copies of (A) the Governing Documents (other than the bylaws) of Seller as of a date not more than 10 days prior to the Closing Date, certified by the Secretary of State of its state of incorporation and (B) the bylaws of Seller as of the Closing Date, certified by its Secretary.

                       (viii) Certificates of the Secretary of Seller (A) setting forth all resolutions of the Board of Directors of Seller and the Stockholders authorizing the execution and delivery of this Agreement and the performance by Seller of the transactions contemplated hereby, and (B) to the effect that the Governing Documents of Seller delivered pursuant to Section
                                                                    -------
6.03(a)(vii) were in effect at the date of adoption of such resolutions, the
-----------
date of execution of this Agreement and the Closing Date.

                       (ix) The opinion of Holleb & Coff, legal counsel to Seller and the Stockholders, substantially the form of Exhibit J.
                                                       ---------

                       (x) Certificates of the Secretary of State of Indiana and the Secretary of State of Illinois to the effect that Evansville shall have been merged into Seller under Indiana and Illinois state law, respectively.

                       (xi) Such other agreements and documents as Buyer may reasonably request.

               (b) Deliveries by Buyer. Buyer shall deliver or cause to be
                   -------------------
delivered to Seller (or Escrow Agent, as hereinbefore provided) at the Closing:

                       (i) Wire transfer of federal funds in accordance with
Section 1.07(a)(i) pursuant to complete wire transfer instructions delivered by
------------------
Seller to Buyer in writing at least five days prior to Closing.

                       (ii) Wire transfer of federal funds in accordance with
Section 1.07(a)(ii) pursuant to complete wire transfer instructions delivered by
-------------------
Seller to Buyer in writing at least five days prior to Closing.

                       (iii) Share certificates evidencing that number of USF Shares determined by reference to Section 1.07(a)(iii).
                                  --------------------

                       (iv) Share certificates evidencing that number of Escrow Shares determined by reference to Section 1.07(a)(iv).
                                  -------------------

                       (v) An assumption agreement in form and substance reasonably acceptable to Buyer and Seller.

                       (vi) A certificate of the appropriate public official to the effect that Buyer is a validly existing corporation in the Commonwealth of Massachusetts as of a date not more than 10 days prior to the Closing Date.

                       (vii) Incumbency and specimen signature certificates signed by the officers of Buyer and certified by the Secretary of Buyer.

                       (viii) True and correct copies of (A) the Governing Documents (other than the bylaws) of Buyer as of a date not more than 10 days prior to the Closing Date, certified by the Secretary of State of the Commonwealth of Massachusetts and (B) the bylaws of Buyer as of the Closing Date, certified by the Secretary of Buyer.

                       (ix) A certificate of the Secretary of Buyer (A) setting forth all resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of the transactions contemplated hereby, certified by the Secretary of Buyer and (B) to the effect that the Governing Documents of Buyer delivered pursuant to Section
                                                                       -------
6.03(b)(vii) were in effect at the date of adoption of such resolutions, the
------------
date of execution of this Agreement and the Closing Date.

                       (x) The opinion of Donald L. Bergmann, Buyer's in-house legal counsel, in substantially the form of Exhibit K.
                                            ---------

                       (xi) Such other agreements and documents as Seller may reasonably request.

     6.04. Termination. This Agreement may be terminated at any time prior to
           -----------
Closing by: (i) mutual consent of Buyer and Seller; (ii) Buyer, if any of the conditions specified in Section 6.01 hereof shall not have been fulfilled by
                        ------------
September 22, 1995 and shall not have been waived by Buyer; (iii) Seller, if any of the conditions specified in Section 6.02 hereof shall not have been fulfilled
                               ------------
by September 22, 1995 and shall not have been waived by Seller. In the event of termination of this Agreement by either Buyer or Seller pursuant to clause (ii) or (iii) of the immediately preceding sentence, the remedy of the party terminating this Agreement shall be limited solely to recovery of all of such party's costs and expenses incurred in connection herewith.

                                  ARTICLE VII
                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                 --------------------------------------------

     7.01. Survival of Representations. All representations, warranties and
           ---------------------------
agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in, this Article VII.
                                                                 -----------
The representations and warranties set forth in Articles II, III and IV are
                                                ----------------     --
considered to be cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein.

      7.02. Indemnification by Seller. Seller shall indemnify, defend, save and
            -------------------------
hold Buyer and its officers, directors, employees, agents and Affiliates (collectively, "Buyer Indemnitees") harmless from and against all demands, claims, allegations, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing; collectively, "Buyer Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for (i) a breach of any representation or warranty made by Seller in this Agreement, in any certificate or document furnished pursuant hereto by Seller or in any Other Agreement to which Seller is or is to become a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Seller in or pursuant to this Agreement and in any Other Agreement to which Seller is or is to become a party, (iii) any Retained Item, (iv) any activities of Enviropure on or prior to the Closing Date with respect to Enviropure's Broadview, Illinois property and the Detroit Real Estate, (v) any violation of any Environmental Law by Enviropure at the Broadview, Illinois property or the Detroit Real Estate, after the Closing Date through the date that Enviropure vacates each such site, (vi) the liens identified in Section 1.04(n), and (vii) the matters identified on
                        ---------------
Schedules 3.14 and 3.22 (other than those matters referred to in Section 1.04(o)
--------------     ----                                          ---------------
which are governed by clause (iii) immediately preceding).

      7.03. Indemnification by Stockholders. Each Stockholder, on an Allocated
            -------------------------------
Basis severally and not jointly (as defined in Section 8.03), shall indemnify,
                                               ------------
defend, save and hold the Buyer Indemnitees harmless from and against all Buyer Damages asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for
(i) a breach of any representation or warranty made by Seller or such Stockholder in this Agreement, in any certificate or document furnished pursuant hereto by Seller or such Stockholder or in any Other Agreement to which Seller or such Stockholder is or is to become a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Seller or such Stockholder in or pursuant to this Agreement and in any Other Agreement to which Seller or such Stockholder is or is to become a party, (iii) any Retained Item, (iv) any activities of Enviropure on or prior to the Closing Date with respect to Enviropure's Broadview, Illinois property and the Detroit Real Estate, (v) any violation of any Environmental Law by Enviropure at the Broadview, Illinois property or the Detroit Real Estate after the Closing Date through the date that Enviropure vacates each such site, (vi) the liens identified in Section 1.04(n), and (vii)
                                                     ---------------
the matters identified on Schedules 3.14 and 3.22 (other than those matters
                          --------------     ----
referred to in Section 1.04(o) which are governed by clause (iii) immediately
preceding).    ---------------

      7.04. Indemnification by Buyer. Buyer shall indemnify, defend, save and
            ------------------------
hold Seller and its officers, directors, employees, Affiliates and agents and the Stockholders

(collectively, "Seller Indemnitees") harmless from and against any and all demands, claims, allegations, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, cost and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing; collectively, "Seller Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for (i) a breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document furnished pursuant hereto by Buyer or any Other Agreement to which Buyer is a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement and in any Other Agreement to which Buyer is a party, and (iii) any Assumed Liability.

     7.05.  Limitation of Liability. Notwithstanding the foregoing, the
            -----------------------
obligations of Seller and the Stockholder to indemnify Buyer Indemnitees against any Buyer Damages shall be subject to all of the following limitations:

               (a)  Basket. No indemnification shall be made under clause (i) of
                    ------
Section 7.02 or clause (i) of Section 7.03 until the aggregate amount of Buyer
------------                  ------------
Damages thereunder exceeds $100,000 (the "Basket") and indemnification shall be made by Seller thereunder only to the extent Buyer Damages in the aggregate exceed the amount of the Basket.

               (b)  Time Period. Seller and the Stockholders shall be obligated
                    -----------
to indemnity Buyer Indemnitees by virtue of clause (i) of Section 7.02 or clause
                                                          ------------
(i) of Section 7.03 only for those Buyer Damages as to which Buyer has given
       ------------
Seller written notice thereof within 12 months after the Closing Date; provided,
                                                                       --------
however, that with respect to any claim for Buyer Damages by reason of a breach
-------
of any representation or warranty relating to those matters governed by Section
                                                                        -------
3.22 or any claim for Buyer's Damages related to those matters referred to in
----
clause (vii) of Section 7.02 or clause (vii) of Section 7.03, Seller's and the
                ------------                    ------------
Stockholders' indemnification shall be limited to those matters as to which such written notice shall have been given within three years after the Closing Date.

               (c)  Fraud: Intentional Misrepresentation. Notwithstanding the
                    ------------------------------------
foregoing, any limitations set forth in Sections 7.05(a) or (b) shall not apply
                                        -----------------------
to Buyer Damages arising out of (i) fraud, (ii) the breach of any representation or warranty contained herein or pursuant hereto if such representation or warranty was made with actual knowledge that it contained an untrue statement of a fact or omitted to state a fact necessary to make the statements of facts contained therein not misleading, or (iii) the breach by Seller or the Stockholders of the representations and warranties set out in Sections 3.08 or
                                                              ----------------
3.16.
----

               (d)  Limitation of Liability. The liability of Seller and the
                    -----------------------
Stockholders for any Buyer Damages shall not exceed $27,000,000 in the aggregate.

               (e)  No Duplication. Notwithstanding anything else herein to the
                    --------------
contrary, solely to avoid duplication, no indemnification shall be made under clause (i) of Section 7.02 or clause (i) of Section 7.03 to the extent that a
              ------------
claim thereunder shall have been used as a basis for a Downward Adjustment.

     7.06. Indemnity Escrow. As provided in Section 1.08, Buyer shall deliver
           ----------------                 ------------
the Escrow Fund to Escrow Agent to be held in trust pursuant to the Indemnity Escrow Agreement which shall have a term of 12 months; provided, however, that
                                                       --------  -------
if any claim or claims are made against the Escrow Fund prior to the expiration of such 12-month period, the Indemnity Escrow Agreement shall continue until such claim or claims are resolved. In addition to any other right and remedies available to the Buyer's Indemnitees, the Buyer's Indemnitees may use the Escrow Fund for any indemnification of Buyer's Damages under Sections 7.02 and 7.03 and
                                                      -------------     ----
Buyer may use such fund for the matters addressed in Section 1.14. Any Buyer
                                                     ------------
Damages paid by using USF Common Shares shall be valued at the USF Common Share Value. To the extent that Buyer Damages under Sections 7.02 and 7.03 and amounts
                                              -------------     ----
claimed under Section 1.14 are in the aggregate less than the balance of the
              ------------
Escrow Fund upon termination of the Indemnity Escrow Agreement, such remaining Escrow Fund shall be distributed to Seller as provided in the Escrow Agreement. To the extent that Buyer Damages under Sections 7.02 and 7.03 and amounts
                                       -------------     ----
claimed under Section 1.14 are in the aggregate greater than the balance of the
              ------------
Escrow Fund, the Stockholders and Seller shall deliver to Buyer either cash or, at their option, USF Common Stock to pay in full all such amounts not covered by the Escrow Fund. If either USF or the Stockholders exercise their respective rights, in whole or in part, to transfer the USF Common Shares included in the Purchase Price to USF pursuant to the terms of the Option and Registration Rights Agreement, then that amount of cash payable upon such exercise that must be delivered to the Escrow Agent pursuant to the terms of the Option and Registration Rights Agreement shall be delivered to the Escrow Agent, shall become part of the Escrow Fund, and shall be subject to the terms of the Indemnity Escrow Agreement. In the event of the acceptance of a Call Offer (as such term is defined in the Option and Registration Rights Agreement), any proceeds payable to the Stockholders as a result thereof as provided in the Option and Registration Rights Agreement shall be paid to the Stockholders.

      7.07 Notice of Claims. If any Buyer Indemnitee or Seller Indemnitee (an
           ----------------
"Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Buyer Damages or Seller Damages, as the case may be ("Damages") for which it is entitled to indemnification under this Article VII, such Indemnified
                                                   -----------
Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section 7.07 shall
                                                            ------------
not affect any of such party's rights under this Article VII or otherwise except
                                                 -----------
and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

     7.08. Third Party Claims. The Indemnifying Party shall have the right to
           ------------------
conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the

Indemnified Party. Notwithstanding the foregoing, if a third party claim involves one of Buyer's customers or is otherwise integrally related to the Business, then the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. If Indemnified Party permits the Indemnifying Party to undertake, conduct or control the conduct and settlement of such action or suit, (i) the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; (ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; (iii) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party; and (iv) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

     7.09. Set Off. If any amounts shall be due and owing to an Indemnified
           -------
Party as the result of a claim for indemnification made pursuant to this Article
                                                                         -------
VII, such amounts may be offset against any amounts due and owing to the
---
Indemnifying party.

     7.10. Waiver. Except as provided in Sections 7.02 and 7.03, Buyer hereby
           ------                        -------------     ----
waives any and all claims it may have against Seller, whether based on statute, common law, or other theory, arising out of the condition or use of the Real Property or the Business of Seller, including but not limited to all claims under the Comprehensive Environmental Response, Compensation, and Liability Act and equivalent state provisions.

     7.11. Contract Indemnification Remedies as Exclusive Remedies After the
           -----------------------------------------------------------------
Closing. This Agreement provides contractual remedies for breaches of the
-------
representations, warranties, covenants and other agreements set forth herein and for the occurrence of certain other claims, losses, damages, penalties and expenses which may be sustained, suffered or incurred by a party hereto by means of indemnification or injunction, as applicable, after the Closing. Therefore, effective after the Closing, each of the parties hereto hereby irrevocably waives and relinquishes any right any of them may have to any breach of contract claims or similar types of claims giving rise to remedies at law, in equity, at common law or pursuant to statute, including those arising under any Environmental Law, except for those remedies expressly contained in this Agreement as regards any claims, losses, damages, penalties and expenses which may be sustained, suffered or incurred in connection with, arising from or related to this Agreement or the transactions contemplated hereby.

                                 ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

     8.01. Construction. As used in this Agreement, unless the context otherwise
          ------------
requires: (i) references to "Article" or "Section" are to an article or section hereof; (ii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) "knowledge" means, with respect to any person, the actual knowledge of such person and such matters that a prudent person in a similar position should have known; (v) "knowledge" of the Seller includes the knowledge of James Timothy Stockdale, William E. Stockdale III and John Christopher Stockdale, each in his capacity as an employee of Seller; (vi) "knowledge" of the Seller in Section 3.22 also includes the knowledge of Melody
                             ------------
S. Williamson in her capacity as an employee of Seller; and (vii) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

     8.02. Costs and Expenses. Buyer, Seller and the Stockholders shall each pay
          ------------------
its respective expenses, brokers' fees and commissions, and Seller shall pay all of its expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all accounting, legal and appraisal fees and settlement charges, except as provided in Section 1.10. The expenses of the
                                          ------------
Auditors shall be paid by Buyer. All transfer taxes in connection with the Purchased Assets and all fees of the Escrow Agent shall be paid one-half by Buyer and one-half by Seller.

     8.03. Pro Rata Basis; Allocated Basis. For purposes of this Agreement,
           -------------------------------
"Pro Rata Basis" means 35.90% to Florence E. Stockdale, 15.35% to James Timothy Stockdale, 15.35% to William Stockdale III, 15.35% to John Christopher Stockdale, 15.35% to Melody Williamson and 2.70% to Katharine Price. For purposes of this Agreement, "Allocated Basis" means, on a several basis and not a joint and several basis, 90% to Florence E. Stockdale, 2.395% to James Timothy Stockdale, 2.395% to William Stockdale III, 2.395% to John Christopher Stockdale, 2.395% to Melody Williamson and .42% to Katharine Price; provided,
                                                                    --------
however, that in any circumstances where (i) any one or more of the Stockholders
-------
is deceased at the time that any payment on an Allocated Basis is due, then the other Stockholders shall be jointly and severly liable for the deceased Stockholder's or Stockholders' share of such payment, and (ii) in the event that Florence E. Stockdale does not make any applicable payment within thirty days after such payment is due on an Allocated Basis (other than by reason of her death which circumstances shall be governed by clause (i) preceding) then the other Stockholders shall be jointly and severally liable for 35.90% of the amount not so paid and severally liable for the remainder as follows: 23.95% to James Timothy Stockdale, 23.95% to William Stockdale III, 23.95% to John Christopher Stockdale, 23.95% to Melody Williamson and 4.2% to Katharine Price.

     8.04. Stockholders' Committee.
           -----------------------

               (a) Creation. The Stockholders do hereby, for themselves and
                   --------
their personal representatives and other successors, constitute and appoint a committee of three persons initially to consist of Florence E. Stockdale, James Timothy Stockdale and John Christopher Stockdale as their agents and attorneys-in-fact (the "Stockholders' Committee") to take all action required or permitted under this Agreement and the Other Agreements, including the execution and delivery of the Escrow Agreement on behalf of the Stockholders, the giving and receiving of all notices and consents and the execution and delivery of all documents, including any amendments of any non-material term or provision, of this Agreement or of the Escrow Agreement, the execution and delivery of any agreements and releases in connection with the settlement of any dispute or claim under Article VII hereof or the Escrow Agreement or to satisfy any expense
            -----------
obligations of the Stockholders under this Agreement or the Escrow Agreement. The vote of a majority of the Stockholders' Committee shall be required to take any action on behalf of the Stockholders pursuant to the authority granted to them under this Section.

               (b) Continuance; Certain Rules. In the event of the death,
                   --------------------------
physical or mental incapacity or resignation of any of the members of any of the Stockholders' Committee or a vacancy thereon for any other reason, the remaining members of the Stockholders' Committee shall promptly appoint a substitute or substitutes and shall advise Buyer thereof. As between the Stockholders' Committee and the Stockholders, the members of the Stockholders' Committee shall not be liable for, and shall be indemnified by the Stockholders or provided with insurance against, any good faith error of judgment on their part or any other act done or omitted by them in good faith in connection with their duties as members of such Committee, except for gross negligence or willful misconduct. The Stockholders' Committee may consult with professional advisors of its choice. All expenses incurred by the members of the Stockholders' Committee in performing their duties (including fees and expenses of professional advisors) and any indemnification to be provided to the Stockholders' Committee shall be jointly and severally borne by the Stockholders.

               (c) Buyer Reliance. Buyer shall be entitled to rely exclusively
                   --------------
upon any communications given by the Stockholders' Committee on behalf of all Stockholders, and shall not be liable for any action taken or not taken in reliance upon the Stockholders' Committee. Buyer shall be entitled to disregard any notices or communications given or made by the Stockholders unless given or made through the Stockholders' Committee.

     8.05. Anti-Dilution Provisions. If after the date hereof the issued and
           ------------------------
outstanding USF Common Shares included in the Purchase Price shall have been changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, reclassification or other similar transaction, the USF Common Share Value shall be adjusted proportionately.

     8.06. Further Assurances. Seller and the Stockholders shall, at any time
           ------------------
and from time to time on and after the Closing Date, upon request by Buyer and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be reasonably required to convey, transfer, assign and deliver the Purchased Assets to Buyer.

     8.07. Notices. All notices and other communications given or made pursuant
           -------
to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram or facsimile (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

                       (i) if to Buyer, to:

                               U.S. Filter/Ionpure, Inc.
                               73-710 Fred Waring Drive
                               Suite 222
                               Palm Desert, CA 92260
                               Attn: Chief Executive Officer
                               Facsimile No.: 619-341-9368

                       with a copy to:

                               Donald L. Bergmann, Esq.
                               110 Washington Avenue
                               North Haven, CT 06473
                               Facsimile No.: 203-234-0171

                       (ii) if to Seller, the Stockholders or the Stockholders'
                            Committee, to:

                               Mr. James Timothy Stockdale
                               2660 South 17th Avenue
                               Broadview, IL 60153
                               Facsimile No.: 708-345-8006

                       with a copy to:

                               Howard N. Gilbert, Esq.
                               Holleb & Coff
                               55 East Monroe Street
                               Chicago, IL 60603-5896
                               Facsimile No.: 312-807-3900

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

     8.08. Currency. All currency references herein are to United States
           --------
dollars.

     8.09. Residency. Each Stockholder other than Katharine S. Price represents
           ---------
and warrants to the Buyer that he or she is a resident of the State of Illinois. Katharine S. Price represents and warrants to the Buyer that she is a resident of the State of Indiana.

     8.10. Offset; Assignment; Governing Law. Buyer shall be entitled to offset
           ---------------------------------
or recoup from any amounts due to Seller or the Stockholders from Buyer hereunder or under any Other Agreement against any obligation of Seller or the Stockholders to Buyer hereunder or under any Other Agreement. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer may make such assignments to any Affiliate of Buyer provided that Buyer remains liable hereunder. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to its conflict of law doctrines.

     8.11. Amendment and Waiver; Cumulative Effect. To be effective, any
           ---------------------------------------
amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

     8.12. Entire Agreement; No Third Party Beneficiaries. This Agreement and
           ----------------------------------------------
the Schedules and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except the provisions of Sections 7.02, 7.03 and 7.04 relating to Buyer Indemnitees and Seller
   ----------------------------
Indemnitees. Without limiting the foregoing, no employee of Seller may rely on any provision of this Agreement.

     8.13. Severability. If any term or other provision of this Agreement is
           ------------
held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this

Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     8.14. Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         U.S. FILTER/IONPURE, INC.


                                         By:   /s/ [Signature Appears Here]
                                            ------------------------------------
                                            Title:  Vice President
                                                  ------------------------------

                                         STOCKHOLDERS:

                                          /s/ Florence E. Stockdale
                                         ---------------------------------------
                                          Florence E. Stockdale


                                          /s/ James Timothy Stockdale
                                         ---------------------------------------
                                          James Timothy Stockdale


                                          /s/ William E. Stockdale III
                                         ---------------------------------------
                                          William E. Stockdale III


                                          /s/ John Christopher Stockdale
                                         ---------------------------------------
                                          John Christopher Stockdale


                                          /s/ Melody S. Williamson
                                         ---------------------------------------
                                          Melody S. Williamson


                                          /s/ Katharine S. Price
                                         ---------------------------------------
                                          Katharine S. Price



                                         CONTINENTAL H\\2\\O SERVICE, INC.
                                         D/B/A INTERLAKE WATER SYSTEMS



                                         By:  /s/ [Signature Appears Here]
                                            -----------------------------------
                                         Title:  President
                                               --------------------------------

                                    JOINDER
                                    -------

               United States Filter Corporation, a Delaware corporation, hereby joins and agrees to be bound by the foregoing Asset Purchase Agreement for the sole and limited purpose of committing to deliver the USF Shares and the Escrow Shares (as such terms are defined therein) in accordance with the terms set forth therein.




                                                UNITED STATES FILTER CORPORATION

                                                By: /s/Signature Appears Here
                                                    -------------------------

                                                  Title: Senior Vice President
                                                         ---------------------